--------------------------------------------------




                          AGREEMENT AND PLAN OF MERGER


                                  by and among


                            APPLIED MATERIALS, INC.,


                                 ORION CORP. I,


                                      and


                                   OPAL, INC.


                                  dated as of


                               November 24, 1996



               --------------------------------------------------

                             Index of Defined Terms
                             ----------------------

Defined Term                                              Section No.
------------                                              -----------
Agreement..............................................        Recitals
Acquisition Proposal...................................        5.4
Appointment Date.......................................        5.1
Balance Sheet..........................................        3.10(a)
Benefit Plans..........................................        3.9(a)
By-laws................................................        1.4
Certificate of Incorporation...........................        1.4
Certificates...........................................        2.2(b)
Chief Scientist........................................        3.10(p)
Closing................................................        1.6
Closing Date...........................................        1.6
Code...................................................        3.9(a)
Company................................................        Recitals
Company Agreements.....................................        3.4
Company Disclosure Schedule............................        3.0
Company Option.........................................        2.4(b)
Company SEC Documents..................................        3.5
Confidentiality Agreement..............................        5.2
Copyrights.............................................        3.12(l)
DGCL...................................................        1.2(a)
Dissenting Stockholders................................        2.1(c)
D&O Insurance..........................................        5.9(b)
Effective Time.........................................        1.5
Encumbrances...........................................        3.2(b)
ERISA..................................................        3.9(a)
ERISA Affiliate........................................        3.9(a)
Exchange Act...........................................        1.1(a)
Financial Statements...................................        3.5
fully diluted basis....................................        1.1(a)
GAAP...................................................        3.5
Governmental Entity....................................        3.4
HSR Act................................................        3.4
ICT....................................................        3.15
ICT Agreements.........................................        3.15
Indemnified Party......................................        5.9(a)
Independent Directors..................................        1.3
Intellectual Property..................................        3.12(l)
Licenses...............................................        3.12(l)
Mask Works.............................................        3.12(l)
Merger.................................................        1.4
Merger Consideration...................................        2.1(c)
Minimum Condition......................................        1.1(a)
Offer..................................................        1.1(a)
Offer Documents........................................        1.1(b)
Offer Price............................................        1.1(a)

Defined Term                                              Section No.
------------                                              -----------
Offer to Purchase......................................        1.1(a)
Option Exchange Ratio..................................        2.4(a)
Option Plan............................................        2.4(a)
Parent.................................................        Recitals
Parent Common Stock....................................        2.4(a)
Parent Option..........................................        2.4(a)
Parent Option Plan.....................................        2.4(a)
Patents................................................        3.12(l)
Paying Agent...........................................        2.2(a)
Preferred Stock........................................        3.2(a)
Proxy Statement........................................        1.8(a)
Purchaser..............................................        Recitals
Purchaser Common Stock.................................        2.1
Schedule 14D-1.........................................        1.1(b)
Schedule 14D-9.........................................        1.2(b)
SEC....................................................        1.1(b)
Secretary of State.....................................        1.5
Securities Act.........................................        3.5
Service................................................        3.9(g)
Shares.................................................        1.1(a)
Special Meeting........................................        1.8(a)
Stockholder Agreements.................................        Recitals
Subsidiary.............................................        3.1
Superior Proposal......................................        5.4(a)
Surviving Corporation..................................        1.4
Tax....................................................        3.10(r)
Taxes..................................................        3.10(r)
Tax Return.............................................        3.10(r)
Termination Fee........................................        8.1(b)
Trademarks.............................................        3.12(l)
Transactions...........................................        1.2(a)
Trustee................................................        2.4(a)
Unvested Company Option................................        2.4(a)
Vested Company Option..................................        2.4(b)
Voting Debt............................................        3.2(a)
1995 Plan..............................................        2.4(c)
1995 Premium...........................................        5.9(b)

                               TABLE OF CONTENTS
                               -----------------

                                                                                                      Page
                                                                                                      ----
                                   ARTICLE I
                            THE OFFER AND MERGER.......................................................  1
         Section 1.1  The Offer........................................................................  1
         Section 1.2  Company Actions..................................................................  4
         Section 1.3  Directors........................................................................  7
         Section 1.4  The Merger.......................................................................  8
         Section 1.5  Effective Time...................................................................  9
         Section 1.6  Closing..........................................................................  9
         Section 1.7  Directors and Officers of the Surviving Corporation..............................  9
         Section 1.8  Stockholders' Meeting............................................................ 10
         Section 1.9  Merger Without Meeting of Stockholders........................................... 11

                                   ARTICLE II
                           CONVERSION OF SECURITIES.................................................... 11
         Section 2.1  Conversion of Capital Stock...................................................... 11
         Section 2.2  Exchange of Certificates......................................................... 12
         Section 2.3  Dissenters' Rights............................................................... 14
         Section 2.4  Company Plans.................................................................... 14

                                  ARTICLE III
                               REPRESENTATIONS AND WARRANTIES OF THE COMPANY........................... 17
         Section 3.1  Organization..................................................................... 18
         Section 3.2  Capitalization................................................................... 18
         Section 3.3  Authorization; Validity of Agreement; Company Action............................. 20
         Section 3.4  Consents and Approvals; No Violations............................................ 20
         Section 3.5  SEC Reports and Financial Statements............................................. 21
         Section 3.6  Absence of Certain Changes....................................................... 22
         Section 3.7  No Undisclosed Liabilities....................................................... 23
         Section 3.8  Litigation....................................................................... 23
         Section 3.9  Employee Benefit Plans; ERISA.................................................... 23
         Section 3.10 Tax Matters; Government Benefits................................................. 26
         Section 3.11  Title and Condition of Properties............................................... 31
         Section 3.12  Intellectual Property........................................................... 32
         Section 3.13  Employment Matters.............................................................. 37
         Section 3.14  Compliance with Laws............................................................ 37
         Section 3.15  Contracts....................................................................... 37
         Section 3.16  Potential Conflicts of Interest................................................. 38
         Section 3.17  Vote Required................................................................... 39
         Section 3.18  Suppliers and Customers......................................................... 39
         Section 3.19  Information in Proxy Statement.................................................. 40
         Section 3.20  Opinion of Financial Advisor.................................................... 40


                                                                                                      Page
                                                                                                      ----

                                   ARTICLE IV
                         REPRESENTATIONS AND WARRANTIES
                           OF PARENT AND THE PURCHASER................................................. 40
         Section 4.1  Organization..................................................................... 40
         Section 4.2  Authorization; Validity of Agreement; Necessary Action........................... 41
         Section 4.3  Consents and Approvals; No Violations............................................ 41
         Section 4.4  Information in Proxy Statement................................................... 42
         Section 4.5  Financing........................................................................ 42
         Section 4.6  Options.......................................................................... 43
         Section 4.7  Company Shares................................................................... 43

                                   ARTICLE V
                                   COVENANTS........................................................... 43
         Section 5.1  Interim Operations of the Company................................................ 43
         Section 5.2  Access; Confidentiality.......................................................... 46
         Section 5.3  Consents and Approvals........................................................... 47
         Section 5.4  No Solicitation.................................................................. 47
         Section 5.5  Brokers or Finders............................................................... 50
         Section 5.6  Additional Agreements............................................................ 50
         Section 5.7  Publicity........................................................................ 51
         Section 5.8  Notification of Certain Matters.................................................. 51
         Section 5.9  Directors' and Officers' Insurance and Indemnification........................... 51
         Section 5.10 Purchaser Compliance............................................................. 53
         Section 5.11 Actions of Parent and the Purchaser.............................................. 53
         Section 5.12 ICT Action....................................................................... 53


                                   ARTICLE VI
                                   CONDITIONS.......................................................... 53
         Section 6.1  Conditions to Each Party's Obligation to Effect the Merger....................... 53
         Section 6.2. Condition to Parent's and the Purchaser's Obligations to Effect the Merger....... 54

                                  ARTICLE VII
                                  TERMINATION.......................................................... 55
         Section 7.1  Termination...................................................................... 55
         Section 7.2  Effect of Termination............................................................ 57

                                  ARTICLE VIII
                                 MISCELLANEOUS......................................................... 57
         Section 8.1  Fees and Expenses................................................................ 57
         Section 8.2  Amendment and Modification....................................................... 58
         Section 8.3  Nonsurvival of Representations and Warranties.................................... 58
         Section 8.4  Notices.......................................................................... 58
         Section 8.5  Interpretation................................................................... 59


                                                                                                      Page
                                                                                                      ----
         Section 8.6  Counterparts..................................................................... 60
         Section 8.7  Entire Agreement; No Third Party Beneficiaries................................... 60
         Section 8.8  Severability..................................................................... 60
         Section 8.9  Governing Law.................................................................... 60
         Section 8.10 Assignment....................................................................... 60
         Section 8.11 Transfer and Similar Taxes....................................................... 61

Certain Conditions of the Offer....................................................................Annex A

                                    AGREEMENT AND PLAN OF MERGER
                                    ----------------------------


                  AGREEMENT AND PLAN OF MERGER (hereinafter referred to as this "Agreement"), dated as of November 24, 1996, by and among Applied Materials, Inc., a Delaware corporation ("Parent"), Orion Corp. I, a Delaware corporation and a wholly owned subsidiary of Parent (the "Purchaser"), and Opal, Inc., a Delaware corporation (the "Company").

                  WHEREAS, the Board of Directors of each of Parent, the Purchaser and the Company has approved, and deems it advisable and in the best interests of its respective stockholders to consummate, the acquisition of the Company by Parent upon the terms and subject to the conditions set forth herein; and

                  WHEREAS, concurrently with the execution of this Agreement, and as an inducement to Parent and the Purchaser to enter into this Agreement, certain stockholders of the Company have each entered into a Stockholder Agreement, dated as of the date hereof (collectively, the "Stockholder Agreements"), among Parent, the Purchaser and the stockholder named therein providing, among other things, that such stockholders will vote in favor of the Merger and will grant a proxy to Parent for that purpose;

                  NOW, THEREFORE, in consideration of the foregoing and the mutual representations, warranties, covenants and agreements set forth herein, the parties hereto agree as follows:

                                   ARTICLE I

                                        THE OFFER AND MERGER

                  Section 1.1  The Offer.

                           (a)  As promptly as practicable (but in no
event later than five business days after the public announcement of the execution hereof), the Purchaser shall commence (within the meaning of Rule 14d-2 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")) a tender offer (the "Offer") for all of the outstanding shares of Common Stock, par value $.01 per share (the "Shares"), of the Company at a price of $18.50 per Share, net to the seller in cash (such price, or such other price per Share as may be paid in the Offer, being referred to herein as the "Offer Price"), subject to there being validly tendered and not withdrawn prior to the expiration of the Offer, that number of Shares which represents at least a majority of the Shares outstanding on a fully diluted basis (the "Minimum Condition") and to the other conditions set forth in Annex A hereto, and shall consummate the Offer in accordance with its terms ("fully diluted basis" means issued and outstanding Shares and Shares subject to issuance under Vested Company Options (as defined in Section 2.4(b)) and Shares subject to issuance upon exercise of outstanding warrants, calls, subscriptions or other rights, agreements, arrangements or commitments of any character relating to the issued or unissued capital stock of the Company or securities convertible or exchangeable for such capital stock, but shall not include Unvested Company Options). The obligations of the Purchaser to accept for payment and to pay for any Shares validly tendered on or prior to the expiration of the Offer and not withdrawn shall be subject only to the Minimum Condition and the other conditions set forth in Annex A hereto. The Offer shall be made by means of an offer to purchase (the "Offer to Purchase") containing the terms set forth in this Agreement, the Minimum Condition and the other conditions set forth in Annex A hereto. The Purchaser shall not amend or waive the Minimum Condition and shall not decrease the Offer Price or decrease the number of Shares sought, or amend any other condition of the Offer in any manner adverse to the holders of the Shares (other than with respect to insignificant changes or amendments, not including changes in the form of consideration payable under the Offer, in any of the conditions in Annex A, or in the expiration date of the Offer, and subject to the last sentence of this Section 1.1(a)) without the written consent of the Company (such consent to be authorized by the Board of Directors of the Company or a duly authorized committee thereof); provided, however, that if on the initial scheduled expiration date of the Offer which shall be 20 business days after the date the Offer is commenced, all conditions to the Offer shall not have been satisfied or waived, the Purchaser may, from time to time, in its sole discretion, extend the expiration date. The Purchaser shall, on the terms and subject to the prior satisfaction or waiver of the conditions of the

Offer, accept for payment and pay for Shares tendered as soon as it is legally permitted to do so under applicable law; provided, however, that if, immediately prior to the initial expiration date of the Offer (as it may be extended), the Shares tendered and not withdrawn pursuant to the Offer equal less than 90% of the outstanding Shares, the Purchaser may extend the Offer for a period not to exceed thirty business days, notwithstanding that all conditions to the Offer are satisfied as of such expiration date of the Offer, provided that upon such extension Parent and the Purchaser shall be deemed to have waived all of the conditions set forth in Annex A other than the Minimum Condition; provided, however, that if at the initial expiration date for the Offer, any or all of the conditions set forth in clauses (i), (iii), (iv), (v) or (vi) of Annex A shall not have been satisfied or waived or, as a result of any statute, rule, regulation, judgment, order or injunction having been enacted, entered, enforced, promulgated or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Governmental Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, which shall not have become final and non-appealable, the conditions set forth in clause (vii) paragraph (b) of Annex A shall not have been satisfied or waived and at such time all of the other conditions to the Purchaser's obligation to consummate the Offer have been satisfied or waived, the Purchaser shall be obligated to extend the Offer for a period of up to ten business days, which extension shall be repeated one time further if necessary; provided, however, that the Purchaser may, in any such event, extend the expiration date of the Offer beyond such ten day period in its sole discretion.

                           (b)  As soon as practicable on the date
the Offer is commenced, Parent and the Purchaser shall file with the United States Securities and Exchange Commission (the "SEC") a Tender Offer Statement on Schedule 14D-1 with respect to the Offer (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-1"). The Schedule 14D-1 will include, as exhibits, the Offer to Purchase and a form of letter of transmittal and summary advertisement (collectively, together with any amendments and supplements thereto, the "Offer Documents"). The Offer Documents will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by Parent or the Purchaser with respect to information furnished by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents. The information supplied by the Company to Parent or the Purchaser, in writing, expressly for inclusion in the Offer Documents and by Parent or the Purchaser to the Company, in writing, expressly for inclusion in the Schedule 14D-9 (as hereinafter defined) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading. Each of Parent and the Purchaser will take all steps necessary to cause the Offer Documents to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of Parent and the Purchaser, on the one hand, and the Company, on the other hand, will promptly correct any information provided by it for use in the Offer Documents if and to the extent that it shall have become false or misleading in any material respect and the Purchaser will take all steps necessary to cause the Offer Documents as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. The Company and its counsel shall be given the opportunity to review the Schedule 14D-1 before it is filed with the SEC. In addition, Parent and the Purchaser will provide the Company and its counsel in writing with any comments, whether written or oral, Parent, the Purchaser or their counsel may receive from time to time from the SEC or its staff with respect to the Offer Documents promptly after the receipt of such comments.

                  Section 1.2  Company Actions.

                           (a)  The Company hereby approves of and
consents to the Offer and represents that the Board of Directors, at a meeting duly called and held, has (i) unanimously (with the abstention of Rafi Yizhar, Israel

Niv, Dan Maydan and Zvi Lapidot) determined that each of the Agreement, the Offer and the Merger (as defined in Section 1.4) are fair to and in the best interests of the stockholders of the Company, (ii) approved this Agreement and the Stockholder Agreements and the transactions contemplated hereby and thereby, including the Offer and the Merger (collectively, the "Transactions"), and such approval constitutes approval of the Offer, this Agreement, the Stockholders Agreement and the transactions contemplated hereby and thereby, including the Merger, for purposes of Section 203 of the Delaware General Corporation Law, as amended (the "DGCL")), such that Section 203 of the DGCL will not apply to the transactions contemplated by this Agreement or the Stockholder Agreements, and (iii) resolved to recommend that the stockholders of the Company accept the Offer, tender their Shares thereunder to the Purchaser and approve and adopt this Agreement and the Merger; provided, that such recommendation may be withdrawn, modified or amended if, in the opinion of the Board of Directors, only after receipt of written advice from outside legal counsel, failure to withdraw, modify or amend such recommendation could reasonably be expected to result in the Board of Directors violating its fiduciary duties to the Company's stockholders under applicable law. The Company represents that the actions set forth in this Section 1.2(a) and all other actions it has taken in connection therewith are sufficient to render the relevant provisions of such Section 203 of the DGCL inapplicable to the Offer, the Merger and the Stockholders Agreement.

                           (b)  Concurrently with the commencement of
the Offer, the Company shall file with the SEC a Solicitation/Recommendation Statement on Schedule 14D-9 (together with all amendments and supplements thereto and including the exhibits thereto, the "Schedule 14D-9") which shall, subject to the provisions of Section 5.4(b), contain the recommendation referred to in clause (iii) of Section 1.2(a) hereof. The Schedule 14D-9 will comply in all material respects with the provisions of applicable federal securities laws and, on the date filed with the SEC and on the date first published, sent or given to the Company's stockholders, shall not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that no representation is made by the Company with respect to information furnished by Parent or the Purchaser for inclusion in the Schedule 14D-9. The Company further agrees to take all steps necessary to cause the
Schedule 14D-9 to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Each of the Company, on the one hand, and Parent and the Purchaser, on the other hand, agrees promptly to correct any information provided by it for use in the Schedule 14D-9 if and to the extent that it shall have become false and misleading in any material respect and the Company further agrees to take all steps necessary to cause the Schedule 14D-9 as so corrected to be filed with the SEC and to be disseminated to holders of the Shares, in each case as and to the extent required by applicable federal securities laws. Parent and its counsel shall be given the opportunity to review the Schedule 14D-9 before it is filed with the SEC. In addition, the Company agrees to provide Parent, the Purchaser and their counsel with any comments, whether written or oral, that the Company or its counsel may receive from time to time from the SEC or its staff with respect to the Schedule 14D-9 promptly after the receipt of such comments or other communications.

                           (c)  In connection with the Offer, the
Company will promptly furnish or cause to be furnished to the Purchaser mailing labels, security position listings and any available listing or computer file containing the names and addresses of all recordholders of the Shares as of a recent date, and shall furnish the Purchaser with such additional information (including, but not limited to, updated lists of holders of the Shares and their addresses, mailing labels and lists of security positions) and assistance as the Purchaser or its agents may reasonably request in communicating the Offer to the record and beneficial holders of the Shares. Except for such steps as are necessary to disseminate the Offer Documents, Parent and the Purchaser shall hold in confidence the information contained in any of such labels and lists and the additional information referred to in the preceding sentence, will use such information only in connection with the Offer, and, if this Agreement is terminated, will upon request of the Company deliver or cause to be delivered to the Company all copies of such information then in its possession or the possession of its agents or representatives.

                  Section 1.3 Directors. Promptly upon the purchase of and payment for any Shares by Parent or any of its subsidiaries which represents at least a majority of the outstanding Shares (on a fully diluted basis, as defined in Section 1.1(a)), Parent shall be entitled to designate such number of directors, rounded up to the next whole number, on the Board of Directors of the Company as is equal to the product of the total number of directors on such Board (giving effect to the directors designated by Parent pursuant to this sentence) multiplied by the percentage that the number of Shares so accepted for payment bears to the total number of Shares then outstanding. In furtherance thereof, the Company shall, upon request of the Purchaser, use its best reasonable efforts promptly either to increase the size of its Board of Directors or secure the resignations of such number of its incumbent directors, or both, as is necessary to enable Parent's designees to be so elected to the Company's Board, and shall take all actions available to the Company to cause Parent's designees to be so elected. At such time, the Company shall also cause persons designated by Parent to constitute at least the same percentage (rounded up to the next whole number) as is on the Company's Board of Directors of (i) each committee of the Company's Board of Directors, (ii) each board of directors (or similar body) of each Subsidiary (as defined in Section 3.1) of the Company and (iii) each committee (or similar body) of each such board. The Company shall promptly take all actions required pursuant to Section 14(f) of the Exchange Act and Rule 14f-1 promulgated thereunder in order to fulfill its obligations under this Section 1.3(a), including mailing to stockholders the information required by such Section 14(f) and Rule 14f-1 as is necessary to enable Parent's designees to be elected to the Company's Board of Directors. Parent or the Purchaser will supply the Company and be solely responsible for any information with respect to either of them and their nominees, officers, directors and affiliates required by such Section 14(f) and Rule 14f-1. The provisions of this Section 1.3(a) are in addition to and shall not limit any rights which the Purchaser, Parent or any of their affiliates may have as a holder or beneficial owner of Shares as a matter of law with respect to the election of directors or otherwise. In the event that Parent's designees are elected to the Company's Board of Directors, until the Effective Time, the Company's Board shall have at least three directors who are directors on the date hereof (the "Independent Directors"), provided that, in such event, if the number of Independent Directors shall be reduced below three for any reason whatsoever, any remaining Independent Directors (or Independent Director, if there be only one remaining) shall be entitled to designate persons to fill such vacancies who shall be deemed to be Independent Directors for purposes of this Agreement or, if no Independent Director then remains, the other directors shall designate three persons to fill such vacancies who shall not be stockholders, affiliates or associates of Parent or the Purchaser and such persons shall be deemed to be Independent Directors for purposes of this Agreement. Notwithstanding anything in this Agreement to the contrary, in the event that Parent's designees are elected to the Company's Board, after the acceptance for payment of Shares pursuant to the Offer and prior to the Effective Time, the affirmative vote of a majority of the Independent Directors shall be required to (a) amend or terminate this Agreement by the Company, (b) exercise or waive any of the Company's rights, benefits or remedies hereunder, (c) extend the time for performance of Parent's and the Purchaser's respective obligations hereunder, (d) take any other action by the Company's Board under or in connection with this Agreement or the Stockholder Agreements, or (e) approve any other action by the Company which could adversely affect the interests of the stockholders of the Company (other than Parent, the Purchaser and their affiliates other than the Company and the Subsidiaries) with respect to the transactions contemplated hereby.

                  Section 1.4 The Merger. Subject to the terms and conditions of this Agreement, at the Effective Time, the Company and the Purchaser shall consummate a merger (the "Merger") pursuant to which (a) the Purchaser shall be merged with and into the Company and the separate corporate existence of the Purchaser shall thereupon cease, (b) the Company shall be the successor or surviving corporation in the Merger (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware, and (c) the separate corporate existence of the Company with all its rights, privileges, immunities, powers and franchises shall continue unaffected by the Merger, except as set forth in this Section 1.4. Pursuant to the Merger, (x) the Certificate of Incorporation of the Purchaser (the "Certificate of Incorporation"), as in effect immediately prior to the Effective Time, shall be the certificate of incorporation of the Surviving Corporation until thereafter amended as provided by law and such Certificate of Incorporation, and (y) the Bylaws of the Purchaser (the "By-laws"), as in effect immediately prior to the Effective Time (as defined in Section 1.5), shall be the By-laws of the Surviving Corporation until thereafter amended as provided by law, by such Certificate of Incorporation or by such By-laws. The Merger shall have the effects specified in the DGCL.

                  Section 1.5 Effective Time. Parent, the Purchaser and the Company will cause a Certificate of Merger to be executed and filed on the Closing Date (as defined in Section 1.6) (or on such other date as Parent and the Company may agree) with the Secretary of State of Delaware (the "Secretary of State") as provided in the DGCL. The Merger shall become effective on the date on which the Certificate of Merger is duly filed with the Secretary of State or such time as is agreed upon by the parties and specified in the Certificate of Merger, and such time is hereinafter referred to as the "Effective Time."

                  Section 1.6 Closing. The closing of the Merger (the "Closing") shall take place at 10:00 a.m. on a date to be specified by the parties, which shall be no later than the second business day after satisfaction or waiver of all of the conditions set forth in Article VI hereof (the "Closing Date"), at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, 919 Third Avenue, New York, New York 10022, unless another date or place is agreed to in writing by the parties hereto.

                  Section 1.7 Directors and Officers of the Surviving Corporation. The directors and officers of the Purchaser at the Effective Time shall, from and after the Effective Time, be the directors and officers, respectively, of the Surviving Corporation until their successors shall have been duly elected or appointed or qualified or until their earlier death, resignation or removal in accordance with the Certificate of Incorporation and the By-laws.

                  Section 1.8  Stockholders' Meeting.

                           (a)  If required by applicable law in
order to consummate the Merger, the Company, acting through its Board of Directors, shall, in accordance with applicable law:

                           (i) duly call, give notice of, convene and hold a special meeting of its stockholders (the "Special Meeting") as promptly as practicable following the acceptance for payment and purchase of Shares by the Purchaser pursuant to the Offer for the purpose of considering and taking action upon the approval of the Merger and the adoption of this Agreement;

                           (ii) prepare and file with the SEC a preliminary proxy or information statement relating to the Merger and this Agreement and use its best efforts (x) to obtain and furnish the information required to be included by the SEC in the Proxy Statement (as hereinafter defined) and, after consultation with Parent, to respond promptly to any comments made by the SEC with respect to the preliminary proxy or information statement and cause a definitive proxy or information statement, including any amendment or supplement thereto (the "Proxy Statement") to be mailed to its stockholders, provided that no amendment or supplement to the Proxy Statement will be made by the Company without consultation with Parent and its counsel and (y) to obtain the necessary approvals of the Merger and this Agreement by its stockholders; and

                           (iii) subject to the provisions of Section 5.4(b), include in the Proxy Statement the recommendation of the Board that stockholders of the Company vote in favor of the approval of the Merger and the adoption of this Agreement.

                           (b)  Parent shall vote, or cause to
be voted, all of the Shares then owned by it, the Purchaser or any of its other subsidiaries and affiliates in favor of the approval of the Merger and the adoption of this Agreement.

                  Section 1.9 Merger Without Meeting of Stockholders. Notwithstanding Section 1.8 hereof, in the event that Parent, the Purchaser and any other Subsidiaries of Parent shall acquire in the aggregate at least 90% of the outstanding shares of each class of capital stock of the Company, pursuant to the Offer or otherwise, the parties hereto shall, at the request of Parent and subject to Article VI hereof, take all necessary and appropriate action to cause the Merger to become effective as soon as practicable after such acquisition, without a meeting of stockholders of the Company, in accordance with Section 253 of the DGCL.

                                   ARTICLE II

                            CONVERSION OF SECURITIES

                  Section 2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of any Shares or holders of common stock, par value $.01 per share, of the Purchaser (the "Purchaser Common Stock"):

                           (a)      the Purchaser Common Stock.  Each
issued and outstanding share of the Purchaser Common Stock shall be converted into and become one fully paid and nonassessable share of common stock of the Surviving Corporation.

                           (b)      Cancellation of Treasury Stock and
Parent-Owned Stock. All Shares that are owned by the Company as treasury stock and any Shares owned by Parent, the Purchaser or any other wholly owned Subsidiary of Parent shall be cancelled and retired and shall cease to exist and no consideration shall be delivered in exchange therefor.

                           (c)      Exchange of Shares.  Each issued and
outstanding Share (other than Shares to be cancelled in accordance with Section 2.1(b) and any Shares which are held by stockholders exercising appraisal rights pursuant to Section 262 of the DGCL ("Dissenting Stockholders")) shall be converted into the right to receive the Offer Price, payable to the holder thereof, without interest (the "Merger Consideration"), upon surrender of the certificate formerly representing such Share in the manner provided in
Section 2.2. All such Shares, when so
converted, shall no longer be outstanding and shall automatically be cancelled and retired and shall cease to exist, and each holder of a certificate representing any such Shares shall cease to have any rights with respect thereto, except the right to receive the Merger Consideration therefor upon the surrender of such certificate in accordance with Section 2.2, without interest, or the right, if any, to receive payment from the Surviving Corporation of the "fair value" of such Shares as determined in accordance with Section 262 of the DGCL.

                  Section 2.2             Exchange of Certificates.

                           (a)      Paying Agent.  Parent shall designate
a bank or trust company reasonably acceptable to the Company to act as agent for the holders of the Shares in connection with the Merger (the "Paying Agent") to receive in trust the funds to which holders of the Shares shall become entitled pursuant to Section 2.1(c). Such funds shall be invested by the Paying Agent as directed by Parent or the Surviving Corporation.

                           (b)      Exchange Procedures.  As soon as rea-
sonably practicable after the Effective Time, the Paying Agent shall mail to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding Shares (the "Certificates"), whose Shares were converted pursuant to Section 2.1 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates to the Paying Agent and shall be in such form and have such other provisions as Parent and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of the Certificates in exchange for payment of the Merger Consideration. Upon surrender of a Certificate for cancellation to the Paying Agent or to such other agent or agents as may be appointed by Parent, together with such letter of transmittal, duly executed, the holder of such Certificate shall be entitled to receive in exchange therefor the Merger Consideration for each Share formerly represented by such Certificate and the Certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered Certificate is registered, it shall be a condition of payment that the Certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the Certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 2.2, each Certificate shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration in cash as contemplated by this Section 2.2.

                           (c)      Transfer Books; No Further Ownership
Rights in the Shares. At the Effective Time, the stock transfer books of the Company shall be closed and thereafter there shall be no further registration of transfers of the Shares on the records of the Company. From and after the Effective Time, the holders of Certificates evidencing ownership of the Shares outstanding immediately prior to the Effective Time shall cease to have any rights with respect to such Shares, except as otherwise provided for herein or by applicable law. If, after the Effective Time, Certificates are presented to the Surviving Corporation for any reason, they shall be cancelled and exchanged as provided in this Article II.

                           (d)      Termination of Fund; No Liability.
At any time following twelve months after the Effective Time, the Surviving Corporation shall be entitled to require the Paying Agent to deliver to it any funds (including any interest received with respect thereto) which had been made available to the Paying Agent and which have not been disbursed to holders of Certificates, and thereafter such holders shall be entitled to look to the Surviving Corporation (subject to abandoned property, escheat or other similar laws) only as general creditors thereof with respect to the Merger Consideration payable upon due surrender of their Certificates, without any interest thereon. Notwithstanding the foregoing, neither the Surviving Corporation nor the Paying Agent shall be liable to any holder of a Certificate for Merger Consideration delivered to a public official pursuant to any applicable abandoned property, escheat or similar law.

                  Section 2.3            Dissenters' Rights.   If any Dissenting
Stockholder shall be entitled to be paid the "fair value" of such holder's Shares, as provided in Section 262 of the DGCL, the Company shall give Parent notice thereof and Parent shall have the right to participate in all negotiations and proceedings with respect to any such demands. Neither the Company nor the Surviving Corporation shall, except with the prior written consent of Parent, voluntarily make any payment with respect to, or settle or offer to settle, any such demand for payment. If any Dissenting Stockholder shall fail to perfect or shall have effectively withdrawn or lost the right to dissent, the Shares held by such Dissenting Stockholder shall thereupon be treated as though such Shares had been converted into the Merger Consideration pursuant to Section 2.1.

                  Section 2.4             Company Plans.

                           (a)  Parent and the Company shall, effec-
tive as of the Effective Time, cause each outstanding unvested employee stock option to purchase Shares (an "Unvested Company Option") granted under the Company's 1993 Employee Stock Option Plan and under prior plans included in the representation in Section 3.2(a)(iv) (collectively, the "Option Plan") to be assumed by Parent and converted into an option (or a new substitute option shall be granted) (a "Parent Option") to purchase shares of common stock, par value $.01 per share, of Parent ("Parent Common Stock") issued under and pursuant to the terms and conditions of Parent's 1995 Equity Incentive Plan, as amended, or any other stock option plan of Parent adopted specifically for employees of the Company in order to issue Parent Options as provided in this
Section 2.4(a) (the "Parent Option Plan"). The issuance of shares of Parent Common Stock under the Parent Options shall be registered under the Securities Act pursuant to a Registration Statement of Parent on Form S-8. The parties agree that (i) the number of shares of Parent Common Stock subject to such Parent Option will be determined by multiplying the number of Shares subject to the Unvested Company Option to be cancelled by the Option Exchange Ratio (as hereinafter defined), rounding any fractional share up to the nearest whole share, and (ii) the exercise price per share of such Parent Option will be determined by dividing the exercise price per share under the Company Option in effect immediately prior to the Effec-tive Time by the Option Exchange Ratio, and rounding the exercise price thus determined up to the nearest whole cent, subject to appropriate adjustments for stock splits and other similar events. Except as provided above, the converted or substituted Parent Options shall be subject to the same terms and conditions (including, without limitation, expiration date, vesting and exercise provisions) as were applicable to the Unvested Company Options immediately prior to the Effective Time. The Company, the trustee under the Option Plan that holds Shares and Company options on behalf of employees of the Company and its Subsidiaries (the "Trustee") and Parent shall take all necessary action to facilitate and effect the substitution described in this Section 2.4(a). Based upon and subject to the accuracy of the Company's representation and warranty set forth in Section 3.9(h), Parent will apply to qualify such Parent Options issued to employees of the Company who are residents of Israel under Section 102 or another similar provision of the Israeli Income Tax Ordinance and will obtain confirmation from the Israeli tax authorities that tacking shall be allowed with respect to the two-year holding period required under Section 102 for such periods in which the Unvested Company Options were held before the Effective Time; provided, that Parent shall not be required to agree to any change in any of the economic terms of such options as established by this
Section 2.4(a) (including, without limitation, identity of employer, number of shares, exercise price and vesting provisions) in order to obtain such qualification. The issuance of Parent Options as provided herein shall be subject to, and conditioned upon, obtaining an exemption by the Israeli Securities Authority from the registration and prospectus delivery requirements of the Israeli Securities laws. In the event such exemption is not obtained, unless Parent elects to comply with the requirements of the Israeli Securities laws, all Unvested Company Options held by the 35 persons holding the greatest aggregate amount of Unvested Company Options shall be treated as provided in this Section 2.4(a) and exchanged for Parent Options and the remaining Unvested Company Options shall be treated in the same manner as the Vested Options pursuant to Section 2.4(b). For purposes of this Agreement, the "Option Exchange Ratio" shall be (x) the Offer Price divided by (y) the average of the closing prices of the Parent Common Stock on the Nasdaq National Market System during the ten trading days preceding the fifth trading day prior to the Closing Date.

                           (b)  At the Closing, immediately before
the Effective Time, each outstanding fully vested employee stock option to purchase Shares (a "Vested Company Option", and together with an Unvested Company Option, a "Company Option") granted under the Option Plan, except for the Vested Company Options set forth in Section 2.4(b) of the Company Disclosure Schedule (as defined in Article III) which shall be treated in the same manner as the Unvested Company Options pursuant to Section 2.4(a), shall be surrendered to the Company and shall be forthwith cancelled and the Company or the Surviving Corporation shall pay to each holder of a Vested Company Option, by check, an amount equal to (i) the product of the number of the Shares which are issuable upon exercise of such Vested Company Option, multiplied by the Offer Price, less (ii) the aggregate exercise price of such Vested Company Option; provided that the foregoing cancellation and payment shall be subject to the obtaining of any necessary consents of holders of Vested Company Options and that any such payment may be withheld in respect of any Vested Company Option until any necessary consents or releases are obtained. From and after the Effective Time, each outstanding Vested Company Option held by a holder who has failed to so consent shall be treated as provided in Section 2.4(a). The Company and the Trustee shall take all necessary action to facilitate the surrender, cancellation and payment in consideration for the Vested Company Options described in this Section 2.4(b). The Company or the Trustee shall withhold all income or other taxes as required under applicable law prior to distribution of the cash amount received under this Section 2.4(b) to the holders of Vested Company Options.

                           (c)      Except as may be otherwise agreed to
by Parent or the Purchaser and the Company, the Option Plan and the Company's 1995 Employee Stock Purchase Plan (the "1995 Plan") shall terminate as of the Effective Time and the provisions in any other plan, program or arrangement providing for the issuance or grant of any other interest in respect of the capital stock of the Company or any of its Subsidiaries shall be deleted as of the Effective Time. Each participant in the 1995 Plan shall be entitled to receive, pursuant to the 1995 Plan, a number of Shares based upon such participant's contributions in accordance with the provisions of the 1995 Plan for the Purchase Period (as defined in the 1995 Plan) ending December 31, 1996, or such part of such Purchase Period as has been completed at the Effective Time, and at the applicable purchase price per Share determined in accordance with the provisions of the 1995 Plan for such Purchase Period, provided that no such participant shall be entitled to increase his or her rate of contribution after the date hereof, and the Shares so purchased shall immediately be exchanged for cash pursuant to the Merger. After the expiration of the Purchase Period ending December 31, 1996, no such purchaser shall have any further right under the 1995 Plan to acquire any equity securities of the Company, the Surviving Corporation or any subsidiary thereof.

                           (d)      For purposes of Sections 2.4(a) and
(b), any partially vested Company Option shall be treated as two separate Company Options, one consisting of the vested portion and the other consisting of the unvested portion of such Company Option.

                           (e)      Holders of Company Options and par-
ticipants in the 1995 Plan shall be beneficiaries of the agreements in this Section 2.4.


                                  ARTICLE III

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

                  The Company represents and warrants to Parent and the Purchaser that all of the statements contained in this Article III are true and correct as of the date of this Agreement (or, if made as of a specified date, as of such date), and will be true and correct in all material respects as of the Closing Date as though made on the Closing Date, except as set forth in the schedule attached to this Agreement setting forth exceptions to the Company's representations and warranties set forth herein (the "Company Disclosure Schedule"). The Company Disclosure Schedule will be arranged in sections corresponding to the sections of this Agreement to be modified by such disclosure schedule, provided that any disclosure made in any section of the Company Disclosure Schedule shall be deemed incorporated in all other sections thereof.

                  Section 3.1 Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization and has all requisite corporate power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. As used in this Agreement, the term "Subsidiary" shall mean all corporations or other entities in which the Company or the Parent, as the case may be, owns a majority of the issued and outstanding capital stock or similar interests. As used in this Agreement, any reference to any event, change or effect being material or having a material adverse effect on or with respect to any entity (or group of entities taken as a whole) means such event, change or effect is materially adverse to (i) the consolidated financial condition, businesses, prospects or results of operations of such entity as a whole (or, if used with respect thereto, of such group of entities taken as a whole) or (ii) the ability of such entity (or group) to consummate the transactions contemplated hereby. The Company and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not individually or in the aggregate have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Except as set forth in Section 3.1 of the Company Disclosure Schedule, the Company does not own (i) any equity interest in any corporation or other entity or (ii) marketable securities where the Company's equity interest in any entity exceeds five percent of the outstanding equity of such entity on the date hereof.

                  Section 3.2 Capitalization. (a) The authorized capital stock of the Company consists of 12,500,000 Shares and 1,000,000 shares of preferred stock, par value $.01 per share (the "Preferred Stock"). As of the date hereof,
(i) 8,743,583 Shares are issued and outstanding, (ii) no Shares are issued and held in the treasury of the

Company, (iii) no shares of Preferred Stock are issued and outstanding, (iv) 351,050 Shares are reserved for issuance upon exercise of Vested Company Options and 859,533 Shares are reserved for issuance upon exercise of Unvested Company Options, in each case under the Option Plan, and (vi) 298,278 Shares remain reserved for issuance under the 1995 Plan, of which up to 40,000 Shares will be issued in respect of outstanding employee contributions for the Purchase Period ending December 31, 1996. All the outstanding shares of the Company's capital stock are, and all Shares which may be issued pursuant to the exercise of outstanding Company Options will be, when issued in accordance with the respective terms thereof, duly authorized, validly issued, fully paid and non-assessable. There are no bonds, debentures, notes or other indebtedness having general voting rights (or convertible into securities having such rights) ("Voting Debt") of the Company or any of its Subsidiaries issued and outstanding. Except as set forth above and except for the transactions contemplated by this Agreement, as of the date hereof, (i) there are no shares of capital stock of the Company authorized, issued or outstanding (ii) there are no existing options, warrants, calls, pre-emptive rights, subscriptions or other rights, agreements, arrangements or commitments of any character, relating to the issued or unissued capital stock of the Company or any of its Subsidiaries, obligating the Company or any of its Subsidiaries to issue, transfer or sell or cause to be issued, transferred or sold any shares of capital stock or Voting Debt of, or other equity interest in, the Company or any of its Subsidiaries or securities convertible into or exchangeable for such shares or equity interests, or obligating the Company or any of its Subsidiaries to grant, extend or enter into any such option, warrant, call, subscription or other right, agreement, arrangement or commitment and (iii) except as set forth in Section 3.2(a) of the Company Disclosure Schedule, there are no outstanding contractual obligations of the Company or any of its Subsidiaries to repurchase, redeem or otherwise acquire any Shares, or the capital stock of the Company, or any Subsidiary or affiliate of the Company or to provide funds to make any investment (in the form of a loan, capital contribution or otherwise) in any Subsidiary or any other entity.

                           (b)  All of the outstanding shares of
capital stock of each of the Subsidiaries are beneficial-ly owned by the Company, directly or indirectly, and all such shares have been validly issued and are fully paid and nonassessable and are owned by either the Company or one of its Subsidiaries free and clear of all liens, charges, claims or encumbrances ("Encumbrances").

                           (c)  There are no voting trusts or other
agreements or understandings to which the Company or any of its Subsidiaries is a party with respect to the voting of the capital stock of the Company or any of the Subsidiaries.

                  Section 3.3 Authorization; Validity of Agreement; Company Action. The Company has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by the Company of this Agreement, and the consummation by it of the transactions contemplated hereby, have been duly authorized by its Board of Directors and, except for obtaining the approval of its stockholders as contemplated by Section 1.8 hereof, no other corporate action on the part of the Company is necessary to authorize the execution and delivery by the Company of this Agreement and the consummation by it of the transactions contemplated hereby. This Agreement has been duly executed and delivered by the Company and, assuming due and valid authorization, execution and delivery hereof by Parent and the Purchaser, is a valid and binding obligation of the Company enforceable against the Company in accordance with its terms.

                  Section 3.4 Consents and Approvals; No Violations. Except for the filings set forth in Section 3.4 of the Company Disclosure Schedule and the filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), state securities or blue sky laws, and the DGCL, none of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the Certificate of Incorporation, the By-laws or similar organizational documents of the Company or of any of its

Subsidiaries, (ii) require any filing with, or permit, authorization, consent or approval of, any court, arbitral tribunal, administrative agency or commission or other governmental or other regulatory authority or agency (a "Governmental Entity"), (iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which the Company or any of its Subsidiaries is a party or by which any of them or any of their properties or assets may be bound (the "Company Agreements") or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to the Company, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses
(ii), (iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on the Company and its Subsidiaries, taken as a whole. Section 3.4 of the Company Disclosure Schedule sets forth a list of all third party consents and approvals required to be obtained in connection with this Agreement under the Company Agreements prior to the consummation of the transactions contemplated by this Agreement.

                  Section 3.5 SEC Reports and Financial Statements. The Company has filed with the SEC, and has heretofore made available to Parent, true and complete copies of, all forms, reports, schedules, statements and other documents required to be filed by it under the Exchange Act or the Securities Act of 1933, as amended (the "Securities Act") (as such documents have been amended since the time of their filing, collectively, the "Company SEC Documents"). As of their respective dates or, if amended, as of the date of the last such amendment, the Company SEC Documents, including, without limitation, any financial statements or schedules included therein (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. None of the Company's Subsidiaries is required to file any forms, reports or other documents with the SEC. The financial statements of the Company included in the Company SEC Documents (the "Financial Statements") have been prepared from, and are in accordance with, the books and records of the Company and its consolidated Subsidiaries, comply in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with United States generally accepted accounting principles ("GAAP") applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the consolidated financial position and the consolidated results of operations and cash flows (and changes in financial position, if any) of the Company and its consolidated Subsidiaries as of the times and for the periods referred to therein. The financial statements of Opal Technologies Ltd. and of ICT Integrated Circuit Testing GmbH have been prepared from, and are in accordance with, their respective books and records, comply in all material respects with applicable accounting requirements, have been prepared in accordance with Israeli and German generally accepted accounting principals, respectively, applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto) and fairly present the financial position, results of operations and cash flows (and changes in financial position, if any) of Opal Technologies Ltd. and ICT Integrated Circuit Testing GmbH as of the times and for the periods referred to therein.

                  Section 3.6 Absence of Certain Changes. Except as disclosed in Section 3.6 of the Company Disclosure Schedule, since December 31, 1995, the Company and its Subsidiaries have conducted their respective businesses only in the ordinary and usual course and (i) there has not occurred any events or changes (including the incurrence of any liabilities of any nature, whether or not accrued, contingent or otherwise) having or reasonably likely to have, individually or in the aggregate, a material adverse effect on the Company and its Subsidiaries, taken as a whole, other than such events or changes which relate to general conditions in the economy or in the Company's industry or arise solely from the Company's execution and delivery of this Agreement, and

(ii) the Company has not taken any action which would have been prohibited under Section 5.1 hereof.

                  Section 3.7 No Undisclosed Liabilities. Except (a) as disclosed in the Financial Statements and (b) for liabilities and obligations
(x) incurred in the ordinary course of business and consistent with past practice (y) pursuant to the terms of this Agreement or (z) as set forth in
Section 3.7 of the Company Disclosure Schedule, since December 31, 1995, neither the Company nor any of its Subsidiaries has incurred any liabilities or obligations of any nature, whether or not accrued, contingent or otherwise, that have, or would be reasonably likely to have, a material adverse effect on the Company and its Subsidiaries, taken as a whole, or would be required by GAAP to be reflected on a consolidated balance sheet of the Company and its Subsidiaries (including the notes thereto).

                  Section 3.8 Litigation. Except as set forth in Section 3.8 of the Company Disclosure Schedule, as of the date hereof, there are no suits, claims, actions, proceedings, including, without limitation, arbitration proceedings or alternative dispute resolution proceedings, or investigations pending or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries before any Governmental Entity. Except as disclosed in
Section 3.8 of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is subject to any outstanding order, writ, injunction or decree.

                  Section 3.9             Employee Benefit Plans; ERISA.

                           (a)      Section 3.9(a) of the Company Disclo-
sure Schedule sets forth a true and complete list (or, in the case of an unwritten plan, a description) of all material employee benefit plans, arrangements, contracts or agreements (including employment agreements, severance agreements and managers' insurance plans) of any type, statutory or otherwise, (including but not limited to plans described in Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")), maintained by the Company, any of its Subsidiaries or any trade or business, whether or not incorporated (an "ERISA Affiliate"), which together with the Company would be deemed a "single employer" within the meaning of Section

414(b), 414(c) or 414(m) of the Internal Revenue Code of 1986, as amended (the "Code"), or the regulations, issued under Section 414(o) of the Code ("Benefit Plans"). Except as disclosed in Section 3.9 of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate has any formal plan or commitment, whether legally binding or not, to create any additional Benefit Plan or modify or change any existing Benefit Plan that would affect any employee or terminated employee of the Company or any of its Subsidiaries.

                           (b)      With respect to each Benefit Plan:
(i) if intended to qualify under Section 401(a) of the Code, such plan so qualifies, and its trust is exempt from taxation under Section 501(a) of the Code, there have been no amendments to any such Benefit Plan which are not the subject of a favorable determination letter, and no condition exists that would reasonably be expected to affect such qualification; (ii) such plan has been administered in all material respects in accordance with its terms and applicable statutes, orders or governmental rules or regulations, including but not limited to ERISA and the Code, no notice has been issued by any Governmental Entity questioning or challenging such compliance, and no condition exists that would be expected to affect such compliance; (iii) no breaches of fiduciary duty have occurred which might reasonably be expected to give rise to material liability on the part of the Company; (iv) no disputes are pending, or, to the Company's knowledge, threatened that might reasonably be expected to give rise to material liability on the part of the Company; (v) no prohibited transaction (within the meaning of Section 406 of ERISA) has occurred that would give rise to material liability on the part of the Company or any ERISA Affiliate; and (vi) all contributions and premiums due as of the date hereof in respect of any Benefit Plan (taking into account any extensions for such contributions and premiums) have been made in full or accrued on the Company's balance sheet.

                           (c)      Except as set forth in Section 3.9(c)
of the Company Disclosure Schedule, neither the Company nor any ERISA Affiliate
(i) has incurred an accumulated funding deficiency, as defined in the Code and ERISA, or (ii) has any material liability under Title IV of ERISA with respect to any employee benefit plan that is subject to Title IV of ERISA.

                           (d)      With respect to each Benefit Plan
that provides employee benefits other than pension benefits (including but not limited to each Benefit Plan that is a "welfare plan" (as defined in section 3(1) of ERISA)), except as disclosed in Section 3.9(d) of the Company Disclosure Schedule, no such plan provides medi-cal or death benefits with respect to current or former employees of the Company or any of its Subsidiaries beyond their termination of employment, other than as required by law.

                           (e)      Except as set forth in Section 3.9(e)
of the Company Disclosure Schedule, neither the execution of this Agreement nor the consummation of the transactions contemplated hereby will (i) entitle any individual to severance pay or accelerate the time of payment or vesting, or increase the amount, of compensation or benefits due to any individual, (ii) constitute or result in a prohibited transaction under Section 4975 of the Code or Section 406 of ERISA or (iii) subject the Company, any of its Subsidiaries, any ERISA Affiliate, any of the Benefit Plans, any related trust, any trustee or administrator of any thereof, or any party dealing with the Benefit Plans or any such trust to either a civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 of the Code.

                           (f)      There is no Benefit Plan that is a
"multiemployer plan," as such term is defined in Section 3(37) of ERISA.

                           (g)      With respect to each Benefit Plan,
the Company has previously delivered to Parent or its representatives accurate and complete copies of all plan documents, summary plan descriptions, summary of material modifications, trust agreements and other related agreements, including all amendments to the foregoing; the most recent annual report; the annual and periodic accounting of plan assets in respect of the two most recent plan years; the most recent determination letter received from the United States Internal Revenue Service (the "Service"); and the actuarial valuation, to the extent any of the foregoing may be applicable to a particular Benefit Plan, in respect of the two most recent plan years.

                           (h)  The Option Plan is qualified under
Section 102 of the Israeli Income Tax Ordinance and all steps necessary to maintain such qualification have been taken.

                  Section 3.10            Tax Matters; Government Benefits.

                           (a)  The Company and each of its Subsid-
iaries have filed all Tax Returns (as hereinafter defined) that are required to be filed and have paid or caused to be paid all Taxes (as hereinafter defined) that are either shown on such Tax Returns as due and payable or otherwise due or claimed to be due by any taxing authority, in each case excluding only such Tax Returns or Taxes as to which any failure to file or pay does not have a material adverse effect on the Company and its Subsidiaries taken as a whole. All such Tax Returns are correct and complete in all material respects and accurately reflect all liability for Taxes for the periods covered thereby. All Taxes owed and due by the Company and each of its Subsidiaries for results of operations through December 31, 1995 (whether or not shown on any Tax Return) have been paid or have been adequately reflected on the Company's balance sheet as of December 31, 1995 included in the Financial Statements (the "Balance Sheet"). Since December 31, 1995, the Company has not incurred liability for any Taxes other than in the ordinary course of business. Neither the Company nor any of its Subsidiaries has received written notice of any claim made by an authority in a jurisdiction where neither the Company nor any of its Subsidiaries file Tax Returns, that the Company is or may be subject to taxation by that jurisdiction.

                           (b)      Neither the Company nor any of its
Subsidiaries has violated any applicable law of any jurisdiction relating to the payment and withholding of Taxes, including, without limitation, (x) withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under non-U.S. law and (y) withholding of Taxes in respect of amounts paid or owing to any employee, creditor, independent contractor, or other third party, excluding unintended violations which do not have a material adverse effect on the Company and its Subsidiaries taken as a whole. The Company and each of its Subsidiaries have, in the manner prescribed by law, withheld and paid when due all Taxes required to have been withheld and paid under all applicable laws.

                           (c)      There are no Encumbrances upon the
shares of capital stock of any of the Company's Subsidiaries or any of the assets or properties of the Company or any of its Subsidiaries or, to the Company's knowledge, on any of the Shares that arose in connection with any failure (or alleged failure) to pay any Tax when due.

                           (d)      Neither the Company nor any of its
Subsidiaries has waived any statute of limitations in any jurisdiction in respect of Taxes or Tax Returns or agreed to any extension of time with respect to a Tax assessment or deficiency.

                           (e)      No federal, state, local or foreign
audits, examinations or other administrative proceedings have been commenced or, to the Company's knowledge, are pending with regard to any Taxes or Tax Returns of the Company or of any of its Subsidiaries. No written notification has been received by the Company or by any of its Subsidiaries that such an audit, examination or other proceeding is pending or threatened with respect to any Taxes due from or with respect to or attributable to the Company or any of its Subsidiaries or any Tax Return filed by or with respect to the Company or any of its Subsidiaries. To the Company's knowledge, there is no dispute or claim concerning any Tax liability of the Company or any of its Subsidiaries either claimed or raised by any taxing authority in writing.

                           (f)      During their most recent five taxable
years respectively, neither the Company nor any of its Subsidiaries has made a change in tax accounting methods, received a ruling from any taxing authority or signed an agreement with any taxing authority which could have a material adverse effect on the Company or any of its Subsidiaries. Neither the Company nor any of its Subsidiaries is required to include in income any adjustment pursuant to Section 481(a) of the Code or any similar provision of foreign, state or local law, by reason of a voluntary change in tax accounting method (nor has any taxing authority proposed in writing any such adjustment or change of accounting method).

                           (g)      Neither the Company nor any of its
Subsidiaries is a party to, is bound by or has any obligation under any Tax sharing agreement, Tax indemnification agreement or similar contract or arrangement (other than contracts or arrangements among the Company and its Subsidiaries). Neither the Company nor any of its Subsidiaries is aware of any potential liability or obligation to any person as a result of, or pursuant to, any such agreement, contract or arrangement. Neither the Company nor any of its Subsidiaries has any liability for Taxes of another person by contract or otherwise.

                           (h)  No power of attorney with respect to
any matter relating to Taxes or Tax Returns has been granted by or with respect to the Company or any of its Subsidiaries.

                           (i)      Neither the Company nor any of its
Subsidiaries is a party to any agreement, plan, contract or arrangement that could result, separately or in the aggregate, in the payment of any "excess parachute payments" within the meaning of Section 280G of the Code.

                           (j)      During the most recent five taxable
years of the Company and of each of its Subsidiaries, no closing agreement pursuant to Section 7121 of the Code (or any predecessor provision, or any similar provision of any state, local or foreign law) has been entered into by or with respect to the Company or any of its Subsidiaries.

                           (k)      Neither the Company nor any of its
Subsidiaries has filed a consent pursuant to Section 341(f) of the Code (or any predecessor provision) concerning collapsible corporations, or agreed to have
Section 341(f)(2) of the Code apply to any disposition of a "subsection (f) asset" (as such term is defined in Section 341(f)(4) of the Code) owned by the Company or any of its Subsidiaries.

                           (l)      The Company has never been a United
States real property holding corporation within the meaning of Section 897(c)(2) of the Code during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code. The Company has never been a member of an Affiliated Group within the meaning of Section 1504 of the Code. None of the Subsidiaries of the Company is a foreign personal holding company within the meaning of Section 552 of the Code or a passive foreign investment company within the meaning of Section 1296 of the Code.

                           (m)      No taxing authority is asserting or
threatening to assert a claim against the Company or any of its Subsidiaries under or as a result of Section 482 of the Code or any similar provision of state, local or foreign law.

                           (n)      Section 3.10(n) of the Company Dis-
closure Schedule lists all United States federal, state, local, and foreign Tax Returns in respect of which an audit is in progress or is, to the Company's knowledge, pending, which was filed by, on behalf of or with respect to the Company and its Subsidiaries. The Company has delivered to Parent complete and accurate copies of each of: (A) all audit, examination and similar reports and all letter rulings and technical advice memoranda relating to United States federal, state, local, and foreign Taxes due from or with respect to the Company and its Subsidiaries; (B) all United States federal, state and local, and foreign Tax Returns, Tax examination reports and similar documents filed by the Company and its Subsidiaries; and (C) all closing agreements entered into by the Company and its Subsidiaries with any taxing authority and all statements of Tax deficiencies assessed against or agreed to by the Company and its Subsidiaries. The Company will deliver to the Purchaser all materials with respect to the foregoing for all matters arising after the date hereof.

                           (o)      Section 3.10(o) of the Company Disc-
losure Schedule lists each tax incentive, other than incentives generally available by operation of law without application or governmental action, given to the Company or any of its Subsidiaries under the laws of the State of Israel, including but not limited to tax benefits granted under the Law for the Encouragement of Capital Investments, 1959, the period for which such tax incentive applies, and the nature of such tax incentive. The Company and each of its Subsidiaries have complied with all requirements of Israeli law to be entitled to claim each such tax incentive. Subject to the receipt of the approvals listed in Section 3.4 of the Company Disclosure Schedule, the consummation of the transactions contemplated hereby will not adversely affect the ability of the Company or any of its Subsidiaries to claim the benefit of any tax incentive for the remaining duration of the incentive or require any recapture of any previously claimed incentive, and, except as set forth in Section 3.10(o) of the Company Disclosure Schedule, no consent or approval of any Governmental Entity is required in order to preserve the entitlement of the Company to any such incentive and, to the Company's knowledge, there is no intention to change the terms of such tax incentives.

                           (p)      Section 3.10(p) of the Company Dis-
closure Schedule lists with respect to each grant that the Company or any of its Subsidiaries received or is entitled pursuant to outstanding grant awards to receive from the Office of the Chief Scientist in the Israeli Ministry of Industry and Trade (the "Chief Scientist"), the German Minister of Research and Technology and any other similar organization, the following information: (A) the total amount of the grant received by the Company or any of its Subsidiaries and the amount available for future use by the Company or any of its Subsidiaries; (B) the time period in which the Company or any of its Subsidiaries received, or will be entitled to receive, each grant; (C) a general description of the research and development program for which such grant was approved; (D) the royalty repayment schedule applicable to such grant and the total repayment due; (E) the type of revenues from which royalty payments should be made; and (F) the total amount of royalties paid as of a recent date and the total royalty obligations due as of such date.

                           (q)      The Company and each of its Subsid-
iaries have complied in all material respects with all applicable laws and regulations, agreements, letters of commitments and any other requirements with respect to the terms and conditions of each of the grants listed in Section 3.10(p) of the Company Disclosure Schedule and no claim was made by the Chief Scientist or any other person with respect to compliance by the Company or any of its Subsidiaries with such terms and conditions or for any repayment in excess of the amounts specified in Section 3.10(p) of the Company Disclosure Schedule and, to the Company's knowledge, there is no threatened or possible claim for any breach of such terms and conditions or any intention to change such terms and conditions.

                           (r)      As used in this Agreement, the fol-
lowing terms shall have the following meanings:

                           (i) "Tax" or "Taxes" shall mean all taxes, charges, fees, duties, levies, penalties or other assessments imposed by any federal, state, local or foreign governmental authority, including, but not limited to, income, gross receipts, excise, property, sales, gain, use, license, custom duty, unemployment, capital stock, transfer, franchise, payroll, withholding, social security, minimum estimated, and other taxes, and shall include interest, penalties or additions attributable thereto; and

                           (ii) "Tax Return" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

                  Section 3.11 Title and Condition of Properties. Neither the Company nor any of its Subsidiaries own any real property. The Company and its Subsidiaries own good and marketable title, free and clear of all Encumbrances, to all of the personal property and assets shown on the Balance Sheet or acquired after December 31, 1995, except for (A) assets which have been disposed of to nonaffiliated third parties since December 31, 1995 in the ordinary course of business, (B) Encumbrances reflected in the Balance Sheet or in the notes thereto, (C) Encumbrances or imperfections of title which are not, individually or in the aggregate, material in character, amount or extent and which do not materially detract from the value or materially interfere with the present or presently contemplated use of the assets subject thereto or affected thereby, and (D) Encumbrances for current Taxes not yet due and payable. All of the machinery, equipment and other tangible personal property and assets owned or used by the Company and its Subsidiaries are in good condition and repair, except for ordinary wear and tear not caused by neglect, and are useable in the ordinary course of business. The personal property and assets reflected on the Balance Sheet or acquired after December 31, 1995, the rights under the Company Agreements and the Intellectual Property (as defined in Section 3.12) owned or used by the Company under valid Li-cense (as defined in Section 3.12), collectively include all assets necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company and its Subsidiaries and to conduct the business of the Company and its Subsidiaries as presently conducted or as currently contemplated to be conducted, provided that the Company makes no warranty with respect to infringement of intellectual property rights of third parties except as expressly provided in Section 3.12(e).

                  Section 3.12  Intellectual Property.

                  (a) Section 3.12(a) of the Company Disclosure Schedule contains an accurate and complete listing setting forth (x) all registered Trademarks, Patents, registered Copyrights and registered Mask Works (as each such term is hereinafter defined) which are owned by the Company or any of its Subsidiaries and (y) all Licenses to which the Company or any of its Subsidiaries is a party (other than shrink-wrap software and databases licensed to the Company or to any of its Subsidiaries under non-exclusive software licenses granted to end-user customers by third parties in the ordinary course of business of such third parties' businesses), such schedule indicating, as to each such License, whether the Company or any of its Subsidiaries is the licensee or licensor, whether it is royalty bearing, the territory, whether it is exclusive or non-exclusive, and the nature of the licensed property.

                  (b) Except as set forth in Section 3.12(b)(i) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries is under any obligation to pay any royalty or other compensation to any third party or to obtain any approval or consent for the use of any Intellectual Property used in or necessary for its business as currently conducted or as currently proposed to be conducted. None of the Intellectual Property owned by the Company or by any of its Subsidiaries, or to the Company's knowledge, licensed to the Company or to any of its Subsidiaries, is subject to any outstanding judgment, order, decree, stipulation, injunction or charge. Except as set forth in Section 3.12(b)(ii) of the Company Disclosure Schedule, there is no claim, charge, complaint, action, suit, proceeding, hearing, investigation or demand pending or, to the Company's knowledge, threat-ened, which challenges the legality, validity, enforceability, or the Company's or any of its Subsidiaries' use or ownership of any of the Intellectual Property owned by the Company or any of its Subsidiaries or, to the Company's knowledge, licensed to the Company or to any of its Subsidiaries. Neither the Company nor any of its Subsidiaries has agreed to indemnify any person for or against any interference, infringement, misappropriation, or other conflict with respect to any Intellectual Property, except as may be contained within agreements for the sale of the Company's products in the ordinary course or the Licenses set forth in Section 3.12(a) of the Company Disclosure Schedule.

                  (c) No material breach or default (or event which with notice or lapse of time or both would result in a material event of default) by the Company or any of its Subsidiaries exists or has occurred under any License or other agreement pursuant to which the Company or any of its Subsidiaries uses any Intellectual Property owned by a third party or has granted any third party the right to use its Intellectual Property, and the consummation of the transactions contemplated by this Agreement will not violate or conflict with or constitute a material default (or an event which, with notice or lapse of time or both, would constitute a material default), result in a forfeiture under, or constitute a basis for termination of any such License or other agreement.

                  (d) The Company and its Subsidiaries own all items of Intellectual Property set forth in Schedule 3.12(a) and own or have the right to use all items of Intellectual Property necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by the Company and its Subsidiaries and to conduct the business of the Company and its Subsidiaries as presently conducted or as currently proposed to be conducted, free and clear of all Encumbrances, provided that the Company makes no warranty with respect to infringement of intellectual property rights of third parties except as expressly provided in Section 3.12(e).

                  (e) To the Company's knowledge, except as set forth in
Section 3.12(e) of the Company Disclosure Schedule, the conduct of the Company's and its Subsidiaries' business, the Intellectual Property owned or used by the

Company and its Subsidiaries, and the products or services produced, sold or licensed by or under development by the Company and its Subsidiaries do not infringe any Intellectual Property rights or any other proprietary right of any person or give rise to any obligations to any person as a result of co-authorship, co-inventorship, or an express or implied contract for any use or transfer. The Company and its Subsidiaries have received no notice of any allegations or threats that the Company's and its Subsidiaries' use of any of the Intellectual Property infringes upon or is in conflict with any Intellectual Property or proprietary rights of any third party, and to the Company's knowledge, no basis exists for any such allegations or threats.

                  (f) Except as set forth on Section 3.12(f) of the Company Disclosure Schedule, neither the Company nor any of its Subsidiaries has sent or otherwise communicated to any other person any notice, charge, claim or assertion of any present, impending or threatened infringement by any other person of any Intellectual Property of the Company and its Subsidiaries.

                  (g) None of the Company's and its Subsidiaries' products or services incorporate, are based upon or are derived or adapted from, any Intellectual Property of any other person in violation of any statutory or other legal obligation or any agreement to which the Company and its Subsidiaries is a party or by which it is bound.

                  (h) All of the Company's and its Subsidiaries' Patents, Trademarks and Copyrights issued by, registered with or filed with the United States Patent and Trademark Office or Register of Copyrights or the corresponding offices of other countries have been so duly registered, filed in or issued, as the case may be, have been properly maintained and renewed in accordance with all applicable provisions of law and administrative regulations, and the Company and its Subsidiaries, as the case may be, are the record owners thereof. The Company and its Subsidiaries have taken reasonable steps in accordance with normal industry practice to maintain the confidentiality of its trade secrets and other confidential Intellectual Property, and, to the Company's knowledge, there have been no acts or omissions by the Company or its Subsidiaries, the result of which would be to compromise the rights of the Company or its Subsidiaries to apply for or enforce appropriate legal protection of such Intellectual Property.

                  (i) Except as described in Section 3.12(i) of the Company Disclosure Schedule, each of the Company's and its Subsidiaries' employees, officers, agents, directors and each independent contractor retained by the Company or any of its Subsidiaries has entered into a written agreement with the Company or any of its Subsidiaries (x) providing that all of the Company's and its Subsidiaries' Intellectual Property is confidential and proprietary to the Company or any of its Subsidiaries, and (y) obligating the disclosure and transfer to the Company or any of its Subsidiaries, in consideration for no more than normal salary and continued employment or consultant fees, as the case may be, of all inventions, developments and work product which during the period of his or her employment or consultancy with the Company or any of its Subsidiaries, as the case may be, such employee, officer, agent, director or independent contractor made or makes that related or relate to any subject matter with which such employee's, officer's, agent's, director's or independent contractor's work for the Company or any of its Subsidiaries was concerned, or, in the case of employees, officers, agents and directors, are made during such person's period of employment (or contractual relationship) or in connection therewith. No former employees, officers, directors or independent contractors of the Company or any of its Subsidiaries have asserted any claim, or have any, valid claim or valid right to any of the Company's or any of its Subsidiaries' Intellectual Property used in or necessary for the conduct of the Company's or its Subsidiaries' business as now conducted or as currently proposed to be conducted. To the Company's knowledge, no employee, officer, agent or director of the Company or any of its Subsidiaries is a party to or otherwise bound by any agreement with or obligated to any other person (including, any former employer) which conflicts with any obligation or commitment of such employee to the Company or any of its Subsidiaries under any agreement to which he or she is a party or otherwise.

                  (j) Section 3.12(j) of the Company Disclosure Schedule identifies each person to whom the Company or any of its Subsidiaries has sold or otherwise transferred any interest or rights to any Intellectual Property

(other than end users under licenses for computer software and related documentation transferred in the ordinary course of business) or purchased rights in any Intellectual Property, and the date, if applicable, of each such sale, transfer or purchase.

                  (k) The Company and each of its Subsidiaries have taken reasonable steps in accordance with normal industry practice to preserve and maintain, reasonably complete notes and records (including, without limitation, drawings, flow-charts, prototypes and models) relating to its know-how, inventions, processes, procedures, drawings, specifications, designs, plans, written proposals, technical data, works of authorship and other proprietary technical information, sufficient to cause such proprietary information to be readily identified, understood and available.

                  (l) As used in this Agreement, "Intellectual Property" means all of the following: (i) U.S., Israeli and foreign registered and unregistered trademarks, trade dress, service marks, logos, trade names, corporate names and all registrations and applications to register the same (the "Trademarks");
(ii) issued U.S., Israeli and foreign patents and pending patent applications, patent disclosures, and any and all divisions, continuations, continuations-in-part, reissues, reexaminations, and extension thereof, any counterparts claiming priority therefrom, utility models, patents of importa-tion/confirmation, certificates of invention and like statutory rights (the "Patents"); (iii) U.S., Israeli and foreign registered and unregistered copyrights (including, but not limited to, those in computer software and databases) rights of publicity and all registrations and applications to register the same (the "Copyrights"); (iv) U.S., Israeli and foreign rights in any semi-conductor chip product works or "mask works" as such term is defined in 17 U.S.C. 901, et seq. and any registrations or applications therefor ("Mask Works"); (v) all categories of trade secrets as defined in the Uniform Trade Secrets Act including, but not limited to, business information; (vi) all licenses and agreements pursuant to which the Company has acquired rights in or to any Trademarks, Patents, Copyrights or Mask Works, or licenses and agreements pursuant to which the Company has licensed or transferred the right to use any of the foregoing ("Licenses").

                  Section 3.13 Employment Matters. To the Company's knowledge, no key employee or group of employees has any plans to terminate their employment with the Company or any of its Subsidiaries as a result of the transactions contemplated hereby or otherwise. Neither the Company nor any of its Subsidiaries has experienced any strikes, collective labor grievances, other collective bargaining disputes or Claims of unfair labor practices in the last five years. To the Company's knowledge, there is no organizational effort presently being made or threatened by or on behalf of any labor union with respect to employees of the Company and its Subsidiaries.

                  Section 3.14 Compliance with Laws. The Company and its Subsidiaries are in substantial compliance with, and have not violated any applicable law, rule or regulation of any United States federal, state, local, Israeli or other foreign government or agency thereof which materially affects the business, properties or assets of the Company and its Subsidiaries, and no notice, charge, claim, action or assertion has been received by the Company or any of its Subsidiaries or has been filed, commenced or, to the Company's knowledge, threatened against the Company or any of its Subsidiaries alleging any such violation, except for any matter otherwise covered by this sentence which does not have a material adverse effect on the Company and its Subsidiaries taken as a whole. All licenses, permits and approvals required under such laws, rules and regulations are in full force and effect except where the failure to be in full force and effect would not have a material adverse effect on the Company and its Subsidiaries taken as a whole.

                  Section 3.15 Contracts. Each Company Agreement is legally valid and binding and in full force and effect, except where failure to be legally valid and binding and in full force and effect would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole, and there are no defaults by the Company or any of its Subsidiaries thereunder, except those defaults that would not have a material adverse effect on the Company and its Subsidiaries, taken as a whole. The Company has previously made available for inspection by Parent or the Purchaser or their representatives all of the Company Agreements. Set forth in

Section 3.15 of the Company Disclosure Schedule is a true and complete list of all agreements, contracts or other arrangements, written or oral, to which ICT Integrated Circuit Testing GmbH ("ICT") or any of its Subsidiaries is a party or by which ICT or any of its Subsidiaries or any of its or their assets may be bound (the "ICT Agreements") concerning or relating to (i) Intellectual Property, (ii) the spin-off or other disposition of assets, (iii) which are necessary to provide, produce, sell and license the services and products currently provided, produced, sold and licensed by ICT and its Subsidiaries and to conduct the business of ICT and its Subsidiaries as presently conducted or as currently contemplated to be conducted. Each ICT Agreement is valid, binding, enforceable and in full force and effect. None of the execution, delivery or performance of this Agreement by the Company, the consummation by the Company of the transactions contemplated hereby or compliance by the Company with any of the provisions hereof will result in a breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, amendment, cancellation or acceleration) under, any of the terms, conditions or provisions of any ICT Agreement. None of ICT or any of its Subsidiaries is or, to the Company's knowledge, any other party is in breach or default (including, with respect to any express or implied warranty), and no event has occurred which with notice or lapse of time or both would constitute a material breach or default or permit termination, modification or acceleration under any ICT Agreement, except for any breaches, defaults, terminations, modifications or accelerations which have been cured or waived; and no party has, to the Company's knowledge, repudiated any provision of any such ICT Agreement.

                  Section 3.16 Potential Conflicts of Interest. Except as set forth in Section 3.16 of the Company Disclosure Schedule or in the Company SEC Reports, to the Company's knowledge, no officer of the Company or any of its Subsidiaries owns, directly or indirectly, any interest in (excepting not more than 1% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any person which is a competitor, lessor, lessee, customer or supplier of the Company or any of its Subsidiaries; and no officer or director of the Company or any of its Subsidiaries (i) owns, directly or indi-rectly, in whole or in part, any Intellectual Property which the Company or any of its Subsidiaries is using or the use of which is necessary for the business of the Company or any of its Subsidiaries; (ii) has any claim, charge, action or cause of action against the Company or any of its Subsidiaries, except for claims for accrued vacation pay, accrued benefits under the Benefit Plans and similar matters and agreements existing on the date hereof; (iii) has made, on behalf of the Company or any of its Subsidiaries, any payment or commitment to pay any commission, fee or other amount to, or to purchase or obtain or otherwise contract to purchase or obtain any goods or services from, any other person of which any officer or director of the Company, or, to the Company's knowledge, a relative of any of the foregoing, is a partner or stockholder (except stock holdings solely for investment purposes in securities of publicly held and traded companies); (iv) owes any money to the Company or any of its Subsidiaries; or (v) is owed any money by the Company or any of its Subsidiaries. Opal Technologies Ltd. is not a party to any contract with an "interested party" or any contract in which an "officer" has a "personal interest" (as each of such terms is defined in Chapter 4A of the Israeli Companies Ordinance, 1983).

                  Section 3.17 Vote Required. The affirmative vote of the holders of a majority of the outstanding Shares are the only votes of the holders of any class or series of the Company's capital stock necessary to approve this Agreement and the transactions contemplated hereby.

                  Section 3.18 Suppliers and Customers. From December 31, 1995 to the date of this Agreement, no material licensor, vendor, supplier, licensee or customer of the Company or any of its Subsidiaries has cancelled or otherwise modified its relationship with the Company or its Subsidiaries and, to the Company's knowledge, no such person has any intention to do so. Except as set forth in Section 3.18 of the Company Disclosure Schedule, no material customer of the Company or any of its Subsidiaries has expressed to the Company any material dissatisfaction with any of the products of the Company or any of its Subsidiaries, respectively, which is likely to result in an adverse impact on such customer's continuing relationship with the Company or any of its Subsidiaries, and the Company and its Subsidiaries have not experienced any complaints of a recurring nature with respect to any of their products.

                  Section 3.19 Information in Proxy Statement. The Proxy Statement, if any (or any amendment thereof or supplement thereto), will, at the date mailed to Company stockholders and at the time of the meeting of Company stockholders to be held in connection with the Merger, not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading, except that no representation is made by the Company with respect to statements made therein based on information supplied by Parent or the Purchaser for inclusion in the Proxy Statement. The Proxy Statement will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder.

                  Section 3.20 Opinion of Financial Advisor. The Company has received the opinion of Robertson Stephens & Company, dated the date hereof, to the effect that, as of such date, the consideration to be received in the Offer and the Merger by the Company's stockholders is fair to the Company's stockholders from a financial point of view, a copy of which opinion has been delivered to Parent and the Purchaser.


                                   ARTICLE IV

                         REPRESENTATIONS AND WARRANTIES
                          OF PARENT AND THE PURCHASER

                  Parent and the Purchaser represent and warrant to the Company that the statements contained in this Article IV are true and correct as of the date of this Agreement and will be correct and complete as of the Closing Date as though made on the Closing Date.

                  Section 4.1 Organization. Each of Parent and the Purchaser is a corporation duly organized, validly existing and in good standing under the laws of Delaware and has all requisite corporate or other power and authority and all necessary governmental approvals to own, lease and operate its properties and to carry on its business as now being conducted, except where the failure to be so organized, existing and in good standing or to have such power, authority, and governmental approvals would not have a material adverse effect on Parent and its Subsidiaries, taken as a whole. Parent and each of its Subsidiaries is duly qualified or licensed to do business and in good standing in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification or licensing necessary, except where the failure to be so duly qualified or licensed and in good standing would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries, taken as a whole.

                  Section 4.2 Authorization; Validity of Agreement; Necessary Action. Each of Parent and the Purchaser has full corporate power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution, delivery and performance by Parent and the Purchaser of this Agreement, and the consummation of the Merger and of the transactions contemplated hereby have been duly authorized by the Board of Directors of Parent and the Purchaser and by Parent as the sole stockholder of the Purchaser and no other corporate action on the part of Parent and the Purchaser is necessary to authorize the execution and delivery by Parent and the Purchaser of this Agreement and the consummation of the transactions contemplated hereby. This Agreement has been duly executed and delivered by Parent and the Purchaser, as the case may be, and, assuming due and valid authorization, execution and delivery hereof by the Company, is a valid and binding obligation of each of Parent and the Purchaser, as the case may be, enforceable against each of them in accordance with its respective terms.

                  Section 4.3 Consents and Approvals; No Violations. Except as set forth in Section 4.3 of the schedule attached to this Agreement setting forth exceptions to Parent's representations and warranties set forth herein and except for filings, permits, authorizations, consents and approvals as may be required under, and other applicable requirements of, the Exchange Act, the HSR Act, state securities or blue sky laws and the DGCL, none of the execution, delivery or performance of this Agreement by Parent or the Purchaser, the consummation by

Parent or the Purchaser of the transactions contemplated hereby or compliance by Parent or the Purchaser with any of the provisions hereof will (i) conflict with or result in any breach of any provision of the respective certificate of incorporation or by-laws of Parent or the Purchaser, (ii) require any filing with, or permit, authorization, consent or approval of, any Governmental Entity,
(iii) result in a violation or breach of, or constitute (with or without due notice or lapse of time or both) a default (or give rise to any right of termination, cancellation or acceleration) under, any of the terms, conditions or provisions of any note, bond, mortgage, indenture, lease, license, contract, agreement or other instrument or obligation to which Parent, or any of its Subsidiaries or the Purchaser is a party or by which any of them or any of their respective properties or assets may be bound, or (iv) violate any order, writ, injunction, decree, statute, rule or regulation applicable to Parent, any of its Subsidiaries or any of their properties or assets, excluding from the foregoing clauses (ii),(iii) and (iv) such violations, breaches or defaults which would not, individually or in the aggregate, have a material adverse effect on Parent and its Subsidiaries, taken as a whole.

                  Section 4.4 Information in Proxy Statement. None of the information supplied by Parent or the Purchaser specifically for inclusion or incorporation by reference in the Proxy Statement will, at the date mailed to stockholders and at the time of the meeting of stockholders to be held in connection with the Merger, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

                  Section 4.5 Financing. Parent and the Purchaser (i) have bank facilities in place which, either alone or with cash presently on hand, will provide sufficient funds to purchase and pay for the Shares pursuant to the Offer and the Merger in accordance with the terms of this Agreement and to consummate the other transactions contemplated hereby and (ii) will have on the expiration date of the Offer and the Effective Date sufficient funds to purchase and pay for the Shares pursuant to the Offer and the Merger, respectively, in accordance with the terms of this Agreement. The Parent's bank facilities permit Parent to borrow money under such facilities and use such funds to purchase and pay for the Shares pursuant to the Offer and the Merger in accordance with the terms of this Agreement and to consummate the other transactions contemplated hereby.

                  Section 4.6 Options. The Parent Options to be granted by Parent under Section 2.4(a) shall be duly authorized, valid and enforceable in accordance with the terms of said Section 2.4(a), and any shares of Parent Common Stock issued upon proper exercise thereof shall be duly and validly issued, fully paid and non-assessable.

                  Section 4.7 Company Shares. As of the date of this Agreement, neither Parent nor any of its Subsidiaries owns any Shares or is acting together with any other person in connection with the Offer.

                                   ARTICLE V

                                   COVENANTS

                  Section 5.1 Interim Operations of the Company. The Company covenants and agrees that, except (i) as expressly contemplated by this Agreement, (ii) as set forth in Section 5.1 of the Company Disclosure Schedule, or (iii) as agreed in writing by Parent, after the date hereof, and prior to the time the directors of the Purchaser have been elected to, and shall constitute a majority of, the Board of Directors of the Company pursuant to
Section 1.3 (the "Appointment Date"):

                           (a)  the business of the Company and its
Subsidiaries shall be conducted only in the ordinary and usual course and, to the extent consistent therewith, each of the Company and its Subsidiaries shall use its best reasonable efforts to preserve its business organization intact and maintain its existing relations with customers, suppliers, employees, creditors and business partners;

                           (b)  the Company will not, directly or
indirectly, (i) sell, transfer or pledge or agree to sell, transfer or pledge any treasury stock of the Company or any capital stock of any of its Subsidiaries beneficially owned by it, (ii) amend its Certificate of

Incorporation or By-laws or similar organizational documents; or (iii) split, combine or reclassify the outstanding Shares or Preferred Stock or any outstanding capital stock of any of the Subsidiaries of the Company;

                           (c)  neither the Company nor any of its
Subsidiaries shall: (i) declare, set aside or pay any dividend or other distribution payable in cash, stock or property with respect to its capital stock; (ii) issue, sell, pledge, dispose of or encumber any additional shares of, or securities convertible into or exchangeable for, or options, warrants, calls, commitments or rights of any kind to acquire, any shares of capital stock of any class of the Company or its Subsidiaries, other than Shares reserved for issuance on the date hereof pursuant to the exercise of Company Options outstanding on the date hereof or pursuant to the 1995 Plan as permitted in Section 2.4 hereof; (iii) transfer, lease, license, sell, mortgage, pledge, dispose of, or encumber any material assets other than in the ordinary and usual course of business and consistent with past practice, or incur or modify any material indebtedness or other liability, other than in the ordinary and usual course of business and consistent with past practice; or
(iv) redeem, purchase or otherwise acquire directly or indirectly any of its capital stock except pursuant to stock restriction agreements with employees existing at the date hereof and set forth in Section 3.2(a) of the Company Disclosure Schedule;

                           (d)  neither the Company nor any of its
Subsidiaries shall: (i) grant any increase in the compensation payable or to become payable by the Company or any of its Subsidiaries to any of its executive officers or key employees except inflationary increases given in accordance with past practice; or (ii)(A) adopt any new, or (B) amend or otherwise increase, or accelerate the payment or vesting of the amounts payable or to become payable under any existing bonus, incentive compensation, deferred compensation, severance, profit sharing, stock option, stock purchase, insurance, pension, retirement or other employee benefit plan, agreement or arrangement, including, without limitation, the Option Plan and the 1995 Plan; or (iii) enter into any employment or severance agreement with or, except in accordance with the existing written policies of the Company, grant any severance or termination pay to any officer, director or employee of the Company or any its Subsidiaries;

                           (e)  neither the Company nor any of its
Subsidiaries shall modify, amend or terminate any of its material contracts or waive, release or assign any material rights or claims, except in the ordinary course of business and consistent with past practice;

                           (f)  neither the Company nor any of its
Subsidiaries shall permit any material insurance policy naming it as a beneficiary or a loss payable payee to be cancelled or terminated without notice to Parent, except in the ordinary course of business and consistent with past practice;

                           (g)  neither the Company nor any of its
Subsidiaries shall: (i) incur or assume any long-term debt, or except in the ordinary course of business, incur or assume any short-term indebtedness in amounts not consistent with past practice; (ii) assume, guarantee, endorse or otherwise become liable or responsible (whether directly, contingently or otherwise) for the obligations of any other person, except in the ordinary course of business and consistent with past practice; (iii) make any loans, advances or capital contributions to, or investments in, any other person (other than to wholly owned Subsidiaries of the Company); or (iv) enter into any material commitment or transaction (including, but not limited to, any material capital expenditure or purchase or lease of assets or real estate other than the purchase of products for inventory and supplies in the ordinary course of business);

                           (h)  neither the Company nor any of its
Subsidiaries shall change any of the accounting methods used by it unless required by GAAP;

                           (i)  neither the Company nor any of its
Subsidiaries shall pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than the payment, discharge or satisfaction in the ordinary course of business and consistent with past practice, of claims, liabilities or obligations reflected or reserved against in, or contemplated by, the consolidated financial state-ments (or the notes thereto) of the Company and its consolidated Subsidiaries;

                           (j)  neither the Company nor any of its
Subsidiaries will adopt a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization of the Company or any of its Subsidiaries (other than the Merger);

                           (k)  neither the Company nor any of its
Subsidiaries will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Offer set forth in Annex A or any of the conditions to the Merger set forth in Article VI not being satisfied, or would make any representation or warranty of the Company contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the Company to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation; and

                           (l)  neither the Company nor any of its
Subsidiaries will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  Section 5.2 Access; Confidentiality. Upon reasonable notice, the Company shall (and shall cause each of its Subsidiaries to) afford to the officers, employees, accountants, counsel, financing sources and other representatives of Parent, access, during normal business hours during the period prior to the Appointment Date, to all its properties, books, contracts, commitments and records and, during such period, the Company shall (and shall cause each of its Subsidiaries to) furnish promptly to the Parent (a) a copy of each report, schedule, registration statement and other document filed or received by it during such period pursuant to the requirements of federal securities laws and (b) all other information concerning its business, properties and personnel as Parent may reasonably request. After the Appointment Date the Company shall provide Parent and such persons as Parent shall designate with all such information, at such time as Parent shall request.

Unless otherwise required by law and until the Appointment Date, Parent will hold any such information which is nonpublic in confidence in accordance with the provisions of a letter agreement dated October 21, 1996 between the Company and the Parent (the "Confidentiality Agreement").

                  Section 5.3 Consents and Approvals. (a) Each of the Company, Parent and the Purchaser will take all reasonable actions necessary to comply promptly with all legal requirements which may be imposed on it with respect to this Agreement and the transactions contemplated hereby (which requirements shall include, without limitation, those identified in Section 5.3(a) of the Company Disclosure Schedule attached to this Agreement, and which actions shall include, without limitation, furnishing all information required under the HSR Act and in connection with approvals of or filings with any other Governmental Entity) and will promptly cooperate with and furnish information to each other in connection with any such requirements imposed upon any of them or any of their Subsidiaries in connection with this Agreement and the transactions contemplated hereby. Each of the Company, Parent and the Purchaser will, and will cause its Subsidiaries to, take all reasonable actions necessary to obtain (and will cooperate with each other in obtaining) any consent, authorization, order or approval of, or any exemption by, any Governmental Entity or other public or private third party required to be obtained or made by Parent, the Purchaser, the Company or any of their Subsidiaries in connection with the Merger or the taking of any action contemplated thereby or by this Agreement.

                           (b)  The Company and Parent shall take all
reasonable actions necessary to file as soon as practicable notifications under the HSR Act and to respond as promptly as practicable to any inquiries received from the Federal Trade Commission and the Antitrust Division of the Department of Justice for additional information or documentation and to respond as promptly as practicable to all inquiries and requests received from any State Attorney General or other Governmental Entity in connection with antitrust matters.

                  Section 5.4 No Solicitation. (a) Neither the Company nor any of its Subsidiaries shall (and the Company shall use its best efforts to cause its officers, directors, employees, representatives and agents, includ-ing, but not limited to, investment bankers, attorneys and accountants, not to), directly or indirectly, encourage, solicit, participate in or initiate discussions or negotiations with, or provide any information to, any corporation, partnership, person or other entity or group (other than Parent, any of its affiliates or representatives) concerning any proposal or offer to acquire all or a substantial part of the business and properties of the Company or any of its Subsidiaries or any capital stock of the Company or any of its Subsidiaries, whether by merger, tender offer, exchange offer, sale of assets or similar transactions involving the Company or any Subsidiary, division or operating or principal business unit of the Company (an "Acquisition Proposal"), except that nothing contained in this Section 5.4 or any other provision hereof shall prohibit the Company or the Company's Board from (i) taking and disclosing to the Company's stockholders a position with respect to a tender or exchange offer by a third party pursuant to Rules 14d-9 and 14e-2 promulgated under the Exchange Act, or (ii) making such disclosure to the Company's stockholders as, in the good faith judgment of the Board, after receiving advice from outside counsel, is required under applicable law, provided that the Company may not, except as permitted by Section 5.4(b), withdraw or modify, or propose to withdraw or modify, its position with respect to the Offer or the Merger or approve or recommend, or propose to approve or recommend, any Acquisition Proposal, or enter into any agreement with respect to any Acquisition Proposal. The Company will immediately cease any existing activities, discussions or negotiations with any parties conducted heretofore with respect to any of the foregoing. Notwithstanding the foregoing, the Company may furnish information concerning its business, properties or assets to any corporation, partnership, person or other entity or group pursuant to appropriate confidentiality agreements, and may negotiate and participate in discussions and negotiations with such entity or group concerning an Acquisition Proposal if (x) such entity or group has on an unsolicited basis submitted a bona fide written proposal to the Board of Directors of the Company relating to any such transaction which the Board determines in good faith, represents a superior transaction to the Offer and the Merger and which is not conditioned upon obtaining additional financing and (y) in the opinion of the Board of Directors of the Company, only after receipt of advice from outside legal counsel to the

Company, the failure to provide such information or access or to engage in such discussions or negotiations could reasonably be expected to cause the Board of Directors to violate its fiduciary duties to the Company's stockholders under applicable law (an Acquisition Proposal which satisfies clauses (x) and (y) being referred to herein as a "Superior Proposal"). The Company will immediately notify Parent of the existence of any proposal or inquiry received by the Company and the identity of the party making such proposal or inquiry which it may receive in respect of any such transaction.

                           (b)      Except as set forth herein, neither
the Board of Directors of the Company nor any committee thereof shall (i) withdraw or modify, or propose to withdraw or modify, in a manner adverse to Parent or the Purchaser, the approval or recommendation by such Board of Directors or any such committee of the Offer, this Agreement or the Merger,
(ii) approve or recommend, or propose to approve or recommend, any Acquisition Proposal or (iii) enter into any agreement with respect to any Acquisition Proposal. Notwithstanding the foregoing, prior to the time of acceptance for payment of Shares in the Offer, the Board of Directors of the Company may (subject to the terms of this and the following sentence) withdraw or modify its approval or recommendation of the Offer, this Agreement or the Merger, approve or recommend a Superior Proposal, or enter into an agreement with respect to Superior Proposal, in each case at any time after the second business day following Parent's receipt of written notice advising Parent that the Board of Directors has received a Superior Proposal, specifying the material terms and conditions of such Superior Proposal and identifying the person making such Superior Proposal; provided that the Company shall not enter into an agreement with respect to a Superior Proposal unless the Company shall have furnished Parent with written notice not later than 12:00 noon one day in advance of any date that it intends to enter into such agreement and shall have caused its financial and legal advisors to negotiate with Parent to make such adjustments in the terms and conditions of this Agreement as would enable the Company to proceed with the transactions contemplated herein on such adjusted terms. In addition, if the Company proposes to enter into an agreement with respect to any Acquisition Proposal, it shall concurrently with entering into such agreement pay, or cause to be paid, to

Parent the Termination Fee (as defined in Section 8.1(b)) subject to the provisions of Section 8.1(b).

                  Section 5.5 Brokers or Finders. The Company represents, as to itself and its Subsidiaries and affiliates, that no agent, broker, investment banker, financial advisor or other firm or person is or will be entitled to any brokers' or finder's fee or any other commission or similar fee from the Company or any of its Subsidiaries in connection with any of the transactions contemplated by this Agreement except for Robertson, Stephens & Company LLC and Evergreen Capital Markets Ltd., whose engagement letter is attached as Section
5.5 of the Company Disclosure Schedule.

                  Section 5.6 Additional Agreements. Subject to the terms and conditions herein provided, each of the parties hereto shall use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations, or to remove any injunctions or other impediments or delays, legal or otherwise, to achieve the satisfaction of the Minimum Condition and all conditions set forth in Annex A and Article VI, and to consummate and make effective the Merger and the other transactions contemplated by this Agreement. Without limitation of the foregoing, Parent, Purchaser and the Company shall take such steps and provide and comply with such undertakings as may be required by any Governmental Entity whose approval or consent, or with respect to which a waiting period must expire, to satisfy the conditions set forth in Annex A and to assure that the Parent Options may properly be issued under
Section 2.4(a); provided that such steps and undertakings shall not impose upon the Company or Parent and the Purchaser any terms or conditions which Parent determines reasonably and in good faith to be unreasonably burdensome to Parent or the Purchaser or to the operations of the Company on a going-forward basis. In case at any time after the Effective Time any further action is necessary or desirable to carry out the purposes of this Agreement, the proper officers and directors of the Company, Parent and the Purchaser shall use all reasonable efforts to take, or cause to be taken, all such necessary actions.

                  Section 5.7 Publicity. The initial press release with respect to the execution of this Agreement shall be a joint press release acceptable to Parent and the Company. Thereafter, so long as this Agreement is in effect, neither the Company, Parent nor any of their respective affiliates shall issue or cause the publication of any press release or other announcement with respect to the Merger, this Agreement or the other transactions contemplated hereby without the prior consultation of the other party, except as may be required by law or by any listing agreement with a national securities exchange or trading market.

                  Section 5.8 Notification of Certain Matters. The Company shall give prompt notice to Parent and Parent shall give prompt notice to the Company, of (i) the occurrence or non-occurrence of any event the occurrence or non-occurrence of which would cause any representation or warranty contained in this Agreement to be untrue or inaccurate in any material respect at or prior to the Effective Time and (ii) any material failure of the Company, Parent or the Purchaser, as the case may be, to comply with or satisfy any covenant, condition or agreement to be complied with or satisfied by it hereunder; provided, however, that the delivery of any notice pursuant to this Section 5.8 shall not limit or otherwise affect the remedies available hereunder to the party receiving such notice.

                  Section 5.9 Directors' and Officers' Insurance and Indemnification. (a) For seven years after the Effective Time, Parent shall, and shall cause the Surviving Corporation (or any successor to the Surviving Corporation) to, (i) retain all provisions of the Company's Certificate of Incorporation as now in effect respecting the limitation of liabilities of directors and officers, and (ii) indemnify, defend and hold harmless the present and former officers and directors of the Company and its Subsidiaries, and persons who become any of the foregoing prior to the Effective Time (each an "Indemnified Party") against all losses, claims, damages, liabilities, costs, fees and expenses (including reasonable fees and disbursements of counsel and judgments, fines, losses, claims, liabilities and amounts paid in settlement (provided that any such settlement is effected with the written consent of the Parent or the Surviving Corporation which consent shall not unreasonably be withheld)) arising out of actions or omissions occurring at or prior to the Effective Time to the full extent permitted under

Delaware law, subject to the terms of the Company's Certificate of Incorporation or the By-laws, as in effect at the date hereof, including provisions relating to advancement of expenses incurred in the defense of any action or suit; provided that, in the event any claim or claims are asserted or made within such seven year period, all rights to indemnification in respect of any such claim or claims shall continue until disposition of any and all such claims; provided, further, that any determination required to be made with respect to whether an Indemnified Party's conduct complies with the standards set forth under Delaware law, the Certificate of Incorporation or the By-Laws, as the case may be, shall be made by independent counsel mutually acceptable to Parent and the Indemnified Party and; provided, further, that nothing herein shall impair any rights or obligations of any present or former directors or officers of the Company. In the event the Surviving Corporation or any of its successors or assigns consolidates with or merges into any other person or entity and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any person or entity, then, and in each such case, proper provision shall be made so that the successors and assigns of the Surviving Corporation assume the obligations set forth in this Section 5.9.

                           (b)  Parent or the Surviving Corporation
shall maintain the Company's existing officers' and directors' liability insurance ("D&O Insurance") for a period of not less than seven years after the Effective Date; provided, that the Parent may substitute therefor policies of substantially equivalent coverage and amounts containing terms no less favorable to such former directors or officers; provided, further, if the existing D&O Insurance expires, is terminated or cancelled during such period, Parent or the Surviving Corporation will use all reasonable efforts to obtain substantially similar D&O Insurance; provided, further, however, that in no event shall the Company be required to pay aggregate premiums for insurance under this Section in excess of 150% of the aggregate premiums paid by the Company in 1995 on an annualized basis for such purpose (the "1995 Premium"); and provided, further, that if the Parent or the Surviving Corporation is unable to obtain the amount of insurance required by this Section 5.9(b) for such aggregate premium, Parent or the Surviving Corporation shall obtain as much insurance as can be obtained for an annual premium not in excess of 150% of the 1995 Premium.

                  Section 5.10 Purchaser Compliance. Parent shall cause the Purchaser to comply with all of its obligations under or related to this Agreement.

                  Section 5.11 Actions of Parent and the Purchaser. Neither Parent nor the Purchaser will take, or agree to commit to take, any action that would or is reasonably likely to result in any of the conditions to the Offer set forth in Annex A or any of the conditions to the Merger set forth in
Article VI not being satisfied, or would make many representation or warranty of Parent or the Purchaser contained herein inaccurate in any respect at, or as of any time prior to, the Effective Time, or that would materially impair the ability of the parties to consummate the Offer or the Merger in accordance with the terms hereof or materially delay such consummation. Neither Parent nor the Purchaser will enter into an agreement, contract, commitment or arrangement to do any of the foregoing, or to authorize, recommend, propose or announce an intention to do any of the foregoing.

                  Section 5.12 ICT Action. The Company agrees that, prior to the Closing Date, it shall cause its representatives and agents to consult with Parent on an ongoing basis with respect to any decisions and other matters in respect of ICT's discussions with Carl Zeiss and Advantest Corporation and neither the Company nor any of its representatives shall enter into any contractual obligation or waive any rights in respect thereof without Parent's prior written consent.


                                   ARTICLE VI

                                   CONDITIONS

                  Section 6.1 Conditions to Each Party's Obligation to Effect the Merger. The respective obligation of each party to effect the Merger shall be subject to the satisfaction on or prior to the Closing Date of each of the following conditions, any and all of which may be waived in whole or in part by the Company, Parent or the Purchaser, as the case may be, to the extent permitted by applicable law:

                           (a)  Stockholder Approval.  This Agreement
shall have been approved and adopted by the requisite vote of the holders of the Shares, if required by applicable law, in order to consummate the Merger;

                           (b)  Statutes; Consents.  No law, statute,
rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Entity of competent jurisdiction which declares this Agreement invalid or unenforceable in any material respect or which prohibits consummation of the Merger and all governmental consents, orders and approvals (including, without limitation, those identified in Section 5.3(a) of the Schedule attached to this Agreement) required for the consummation of the Merger and the other transactions contemplated hereby shall have been obtained and shall be in effect at the Effective Time;

                           (c)  Purchase of Shares in Offer.  Parent,
the Purchaser or their affiliates shall have purchased Shares pursuant to the Offer, except that this condition shall not apply if Parent, the Purchaser or their affiliates shall have failed to purchase Shares pursuant to the Offer in breach of their obligations under this Agreement; and

                           (d)  HSR Approval.  The applicable waiting
period under the HSR Act shall have expired or been terminated.

                  Section 6.2. Condition to Parent's and the Purchaser's Obligations to Effect the Merger. The obligations of Parent and the Purchaser to consummate the Merger are further subject to the fulfillment of the condition that all actions contemplated by Section 2.4 hereof shall have been taken, which may be waived in whole or in part by Parent and the Purchaser.

                                  ARTICLE VII

                                  TERMINATION

                  Section 7.1 Termination. This Agreement may be terminated and the transaction contemplated herein may be abandoned at any time prior to the Effective Time, whether before or after stockholder approval thereof:

                           (a)  By the mutual written consent of the
Board of Directors of Parent or the Purchaser and the Board of Directors of the Company.

                           (b)  By either of the Board of Directors
of the Company or the Board of Directors of Parent or the
Purchaser:

                           (i) if (x) the Offer shall have expired without any Shares being purchased therein or (y) the Purchaser shall not have accepted for payment any Shares pursuant to the Offer by August 24, 1997; provided, however, that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to any party whose failure to fulfill any obligation under this Agreement has been the cause of, or resulted in, the failure of Parent or the Purchaser, as the case may be, to purchase the Shares pursuant to the Offer on or prior to such date; or

                           (ii) if any Governmental Entity shall have issued an order, decree or ruling or taken any other action (which order, decree, ruling or other action the parties hereto shall use their best efforts to lift), which permanently restrains, enjoins or otherwise prohibits the acceptance for payment of, or payment for, Shares pursuant to the Offer or the Merger and such order, decree, ruling or other action shall have become final and non-appealable.

                           (c)  By the Board of Directors of the
Company:

                           (i) if Parent, the Purchaser or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the

         Offer; provided, that the Company may not terminate this Agreement pursuant to this Section 7.1(c)(i) if the Company is at such time in material breach of its obligations under this Agreement;

                           (ii) in connection with entering into a definitive agreement in accordance with Section 5.4(b), provided it has complied with all provisions thereof, including the notice provisions therein, and that it makes simultaneous payment of the Termination Fee; or

                           (iii) if Parent or the Purchaser shall have breached in any material respect any of their respective representations, warranties, covenants or other agreements contained in this Agreement, which breach cannot be or has not been cured within 30 days after the giving of written notice to Parent or the Purchaser, as applicable.

                           (d)  By the Board of Directors of Parent
         or the Purchaser:

                           (i) if, due to an occurrence, not involving a breach by Parent or the Purchaser of their obligations hereunder, which makes it impossible to satisfy any of the conditions set forth in Annex A hereto, Parent, the Purchaser, or any of their affiliates shall have failed to commence the Offer on or prior to five business days following the date of the initial public announcement of the Offer;

                           (ii) if prior to the purchase of Shares pursuant to the Offer, the Company shall have breached any representation, warranty, covenant or other agreement contained in this Agreement which (A) would give rise to the failure of a condition set forth in paragraph (f) or (g) of Annex A hereto and (B) cannot be or has not been cured within 30 days after the giving of written notice to the Company; or

                           (iii) if either Parent or the Purchaser is entitled to terminate the Offer as a result of the occurrence of any event set forth in paragraph (e) of Annex A hereto.

                  Section 7.2 Effect of Termination. In the event of the termination of this Agreement pursuant to its terms, written notice thereof shall forthwith be given to the other party or parties specifying the provision hereof pursuant to which such termination is made, and this Agreement shall forthwith become null and void, and there shall be no liability on the part of the Parent or the Company except (A) for fraud or for breach of this Agreement prior to such termination and (B) as set forth in Section 8.1.


                                  ARTICLE VIII

                                 MISCELLANEOUS

                  Section 8.1 Fees and Expenses. (a) Except as contemplated by this Agreement, including Section 8.1(b) hereof, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby shall be paid by the party incurring such expenses.

                           (b)  If (x) the Board of Directors of the
Company shall terminate this Agreement pursuant to Section 7.1(c)(ii), (y) the Board of Directors of Parent or the Purchaser shall terminate this Agreement pursuant to Section 7.1(d)(iii) hereof, or (z) prior to the termination of this Agreement (other than by the Board of Directors of the Company pursuant to Section 7.1(c)(i) or 7.1(c)(iii)), an Acquisition Proposal shall have been made and within one year of such termination, the Company enters into an agreement with respect to, approves or recommends or takes any action to facilitate an Acquisition Proposal with the person making such original Acquisition Proposal and at a price and on terms at least as favorable to the stockholders of the Company as the Offer and the Merger and such later Acquisition Proposal is consummated, the Company shall pay to Parent (concurrently with such termination, in the case of clauses (x) or (y) above, and not later than the consummation of such later Acquisition Proposal, in the case of clause (z) above) an amount equal to $4,000,000 (the "Termination Fee"); provided that no Termination Fee shall be payable if the Purchaser or Parent was in material breach of its representations, warranties or obligations under this Agreement at the time of its termination.

                  Section 8.2 Amendment and Modification. Subject to applicable law, this Agreement may be amended, modified and supplemented in any and all respects, whether before or after any vote of the stockholders of the Company contemplated hereby, by written agreement of the parties hereto, by action taken by their respective Boards of Directors (which in the case of the Company shall include approvals as contemplated in Section 1.3(b)), at any time prior to the Closing Date with respect to any of the terms contained herein; provided, however, that after the approval of this Agreement by the stockholders of the Company, no such amendment, modification or supplement shall reduce the amount or change the form of the Merger Consideration.

                  Section 8.3 Nonsurvival of Representations and Warranties. None of the representations and warranties in this Agreement or in any schedule, instrument or other document delivered pursuant to this Agreement shall survive the Effective Time.

                  Section 8.4 Notices. All notices and other communications hereunder shall be in writing and shall be deemed given if delivered personally, telecopied (which is confirmed) or sent by an overnight courier service, such as Federal Express, to the parties at the following addresses (or at such other address for a party as shall be specified by like notice):

                  (a)      if to Parent or the Purchaser, to:

                           Applied Materials, Inc.
                           Attention:  Joseph J. Sweeney
                           Telephone No.: (408) 748-5420
                           Telecopy No.: (408) 563-4635

                           with a copy to:

                           Skadden, Arps, Slate, Meagher & Flom LLP
                           919 Third Avenue
                           New York, New York 10022
                           Attention:  David Fox, Esq.
                           Telephone No.: (212) 735-3000
                           Telecopy No.:  (212) 735-2000

                           and

                  (b)      if to the Company, to:

                           Opal, Inc.
                           3203 Scott Boulevard
                           Santa Clara, CA 95054
                           Attention: Israel Niv
                           Telephone No.:  (408) 727-6060
                           Telecopy No.:   (408) 727-6332

                           with a copy to:

                           Goodwin, Procter & Hoar LLP
                           Exchange Place
                           53 State Street
                           Boston, Massachusetts  02109
                           Attention:  Thomas P. Storer, P.C.
                           Telephone No.:  (617) 570-1145
                           Telecopy No.:   (617) 523-1231

                           and

                           Goldfarb, Levy, Eran & Co.
                           Eliahu House
                           2 Ibn Gvirol Street
                           Tel Aviv 64077
                           Israel
                           Attention:   Yehuda M. Levy, Adv.; Marc
                                        A. Rabin, Adv.; and Shirin
                                        Halpern-Herzog, Adv.
                           Telephone No.:  (972-3) 695-4343
                           Telecopy No.:   (972-3) 695-4344


                  Section 8.5 Interpretation. When a reference is made in this Agreement to Sections, such reference shall be to a Section of this Agreement unless otherwise indicated. Whenever the words "include", "includes" or "including" are used in this Agreement they shall be deemed to be followed by the words "without limitation". As used in this Agreement, (a) the term "affiliate(s)" shall have the meaning set forth in Rule l2b-2 of the Exchange Act, and (b) the term "Company's knowledge" means the actual knowledge after due inquiry of any of Rafi Yizhar, Henry Schwartzbaum or Israel Niv, provided that none of the foregoing individuals shall have any personal liability to the Parent or the Purchaser by reason of the foregoing.

                  Section 8.6 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be considered one and the same agreement and shall become effective when two or more counterparts have been signed by each of the parties and delivered to the other parties.

                  Section 8.7 Entire Agreement; No Third Party Beneficiaries. This Agreement and the Confidentiality Agreement (including the documents and the instruments referred to herein and therein): (a) constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof, and (b) except as provided in Sections 2.4 and 5.9 is not intended to confer upon any person other than the parties hereto any rights or remedies hereunder.

                  Section 8.8 Severability. Any term or provision of this Agreement that is held by a court of competent jurisdiction or other authority to be invalid, void or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction or other authority declares that any term or provision hereof is invalid, void or unenforceable, the parties agree that the court making such determination shall have the power to reduce the scope, duration, area or applicability of the term or provision, to delete specific words or phrases, or to replace any invalid, void or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision.

                  Section 8.9 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Delaware without giving effect to the principles of conflicts of law thereof.

                  Section 8.10 Assignment. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be assigned by any of the parties hereto (whether by operation of law or otherwise) without the prior written consent of the other parties, except that the Purchaser may assign, in its sole discretion, any or all of its rights, interests and obligations hereunder to Parent or to any direct or indirect wholly owned Subsidiary of Parent. Subject to the preceding sentence, this Agreement will be binding upon, inure to the benefit of and be enforceable by the parties and their respective successors and assigns.

                  Section 8.11 Transfer and Similar Taxes. Notwithstanding any other provision of this Agreement to the contrary, each of the Company's stockholders shall be responsible for the payment of any sales, use, privilege, transfer, documentary, gains, stamp, duties, recording and similar Taxes and fees (including any penalties, interest and additions to such fees) incurred in connection with such stockholder's sale of Shares to the Purchaser pursuant to this Agreement and for the accurate filing of all necessary Tax Returns and other documentation with respect to any transfer Tax.

                  IN WITNESS WHEREOF, Parent, the Purchaser and the Company have caused this Agreement to be signed by their respective officers thereunto duly authorized as of the date first written above.


                                                 APPLIED MATERIALS, INC.


                                  By: /s/ James C. Morgan
                                     --------------------------------------
                                     Name:  James C. Morgan
                                     Title: Chairman and Chief Executive Officer


                                  ORION CORP. I


                                  By: /s/ Joseph J. Sweeney
                                     --------------------------------------
                                     Name:  Joseph J. Sweeney
                                     Title: Vice President


                                  OPAL, INC.


                                  By: /s/ Mendy Erad
                                     --------------------------------------
                                     Name:  Mendy Erad
                                     Title: Chairman of the Board

                                  By: /s/ Rafi Yizhar
                                     --------------------------------------
                                     Name:  Rafi Yizhar
                                     Title: President and Chief Executive
                                            Officer

                                                                        ANNEX A



                  Certain Conditions of the Offer. Notwithstanding any other provisions of the Offer, and in addition to (and not in limitation of) the Purchaser's rights to extend and amend the Offer at any time in its sole discretion (subject to the provisions of the Merger Agreement), the Purchaser shall not be required to accept for payment or, subject to any applicable rules and regulations of the SEC, including Rule 14e-1(c) under the Exchange Act (relating to the Purchaser's obligation to pay for or return tendered Shares promptly after termination or withdrawal of the Offer), pay for, and may delay the acceptance for payment of or, subject to the restriction referred to above, the payment for, any tendered Shares, and may terminate or amend the Offer as to any Shares not then paid for, if (i) any applicable waiting period under the HSR Act has not expired or terminated, (ii) the Minimum Condition has not been satisfied, (iii) the approval of the Offer and the Merger by the Israeli Investments Center shall not have been obtained, (iv) any applicable waiting period under the Israeli Restrictive Trade Practices Act of 1988 has not expired or terminated, (v) the approval of the Offer and the Merger by the Israeli Office of Chief Scientist shall not have been obtained, (vi) the exemption by the Israeli Securities Authority from the registration and prospectus delivery requirements of the Israeli Securities laws for the issuance of the Parent Options pursuant to Section 2.4(a) shall not have been obtained or (vii) at any time on or after the date of the Merger Agreement and before the time of acceptance for payment for any such Shares, any of the following events shall occur or shall be determined by the Purchaser to have occurred:

                           (a)  there shall be threatened or pending any
suit, action or proceeding by any Governmental Entity against the Purchaser, Parent, the Company or any Subsidiary of the Company (i) seeking to prohibit or impose any material limitations on Parent's or the Purchaser's ownership or operation (or that of any of their respective Subsidiaries or affiliates) of all or a material portion of their or the Company's businesses or assets, or to compel Parent or the Purchaser or their respective Subsidiaries and affiliates to dispose of or hold separate any material portion of the business or assets of the Company or Parent and their respective Subsidiaries, in each case taken as a whole, (ii) challenging the acquisi-tion by Parent or the purchaser of any Shares under the Offer or pursuant to the Stockholder Agreements, seeking to restrain or prohibit the making or consummation of the Offer or the Merger or the performance of any of the other transactions contemplated by this Agreement or the Stockholder Agreements (including the voting provisions thereunder), or seeking to obtain from the Company, Parent or the Purchaser any damages that are material in relation to the Company and its Subsidiaries taken as a whole, (iii) seeking to impose material limitations on the ability of the Purchaser, or render the Purchaser unable, to accept for payment, pay for or purchase some or all of the Shares pursuant to the Offer and the Merger, (iv) seeking to impose material limitations on the ability of the Purchaser or Parent effectively to exercise full rights of ownership of the Shares, including, without limitation, the right to vote the Shares purchased by it on all matters properly presented to the Company's stockholders, or (v) which otherwise is reasonably likely to have a material adverse affect on the consolidated financial condition, businesses or results of operations of the Company and its Subsidiaries, taken as a whole;

                           (b)  there shall be any statute, rule, regula-
tion, judgment, order or injunction enacted, entered, enforced, promulgated, or deemed applicable, pursuant to an authoritative interpretation by or on behalf of a Government Entity, to the Offer or the Merger, or any other action shall be taken by any Governmental Entity, other than the application to the Offer or the Merger of applicable waiting periods under HSR Act, that is reasonably likely to result, directly or indirectly, in any of the consequences referred to in clauses (i) through (iv) of paragraph (a) above;

                           (c)  there shall have occurred (i) any general
suspension of trading in, or limitation on prices for, securities on the New York Stock Exchange or in the NASDAQ National Market System, for a period in excess of 24 hours (excluding suspensions or limitations resulting solely from physical damage or interference with such exchanges not related to market conditions), (ii) a declaration of a banking moratorium or any suspension of payments in respect of banks in the United States (whether or not mandatory),
(iii) a commencement of a war, armed hostilities or other international or national calamity directly or indirectly involving the United States or involving Israel and, in the case of armed hostilities involving Israel, having, or which could reasonably be expected to have, a substantial continuing general effect on business and financial conditions in Isra-el, (iv) any limitation (whether or not mandatory) by any United States or Israeli governmental authority on the extension of credit generally by banks or other financial institutions, or (v) a change in general financial bank or capital market conditions which materially and adversely affects the ability of financial institutions in the United States and in Israel to extend credit or syndicate loans or (vi) in the case of any of the foregoing existing at the time of the commencement of the Offer, a material acceleration or worsening thereof;

                           (d)      there shall have occurred any material
adverse change (or any development that, insofar as reasonably can be foreseen, is reasonable likely to result in any material adverse change) in the consolidated financial condition, businesses, results of operations or prospects of the Company and its Subsidiaries, taken as a whole, other than any such change which relates to general conditions in the economy or in the Company's industry or arises solely from the Company's execution and delivery of this Agreement;

                           (e)(i)  the Board of Directors of the Company
or any committee thereof shall have withdrawn or modified in a manner adverse to Parent or the Purchaser its approval or recommendation of the Offer, the Merger or this Agreement, or approved or recommended any Acquisition Proposal or (ii) the Company shall have entered into any agreement with respect to any Superior Proposal in accordance with Section 5.4(b) of this Agreement;

                           (f)      any of the representations and warranties
of the Company set forth in this Agreement that are qualified as to materiality shall not be true and correct and any such representations and warranties that are not so qualified shall not be true and correct in any material respect, in each case (i) as of the date referred to in any representation or warranty which addresses matters as of a particular date, or (ii) as to all other representations and warranties, as of the date of this Agreement and as of the scheduled expiration of the Offer;

                           (g)      the Company shall have failed to perform
in any material respect any material obligation or to comply in any material respect with any material agreement or covenant of the Company to be performed or complied with by it under this Agreement; or

                           (h)      the Agreement shall have been terminated
in accordance with its terms;

which in the reasonable good faith judgment of Parent or the Purchaser, in any such case, and regardless of the circumstances (including any action or inaction by Parent or the Purchaser) giving rise to such condition makes it inadvisable to proceed with the Offer and/or with such acceptance for payment of or payment for Shares.

                  The foregoing conditions are for the sole benefit of Parent and the Purchaser and may be waived by Parent or the Purchaser, in whole or in part at any time and from time to time in the sole discretion of Parent or the Purchaser. The failure by Parent or the Purchaser at any time to exercise any of the foregoing rights shall not be deemed a waiver of any such right and each such right shall be deemed an ongoing right which may be asserted at any time and from time to time.